UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment Number 3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Puissant Industries, Inc.
(Exact name of registrant as specified in its charter)

Florida	1300	27-0543309
(State of Incorporation)	(Primary Standard Industrial	(IRS Employer
	Classification Number)	Identification Number)
\
Puissant Industries, Inc.
3701 Edmonton Road, P.O. Box 351
Columbia Kentucky 42728
Telephone 270-385-9877
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hamilton & Associates Law Group, P.A.
Brenda Lee Hamilton, Esquire
101 Plaza Real Suite 201 S
Boca Raton, Florida 33432
Telephone No. (561) 416-8956
(Address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Brenda Lee Hamilton, Esquire
Hamilton & Associates Law Group, P.A.
101 Plaza Real Suite 201 S
Boca Raton, Florida 33432

Telephone No. (561) 416-8956 Facsimile No.: (561) 416-2855
(Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities	Amount to Be	Offering Price	Aggregate	Amount of
to be Registered	Registered(3)	per Share	Offering Price	Registration Fee (1)(2)
Common Stock, par value $0.001 per share (3)	107,000	$2.00	$214,000	24.86
(1) Estimated in accordance with Rule 457(a) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on recent prices of private transactions.
(2) Calculated under Section 6(b) of the Securities Act of 1933 as .0001161 of the aggregate offering price.
(3) Represents shares of the registrant’s common stock being registered for resale that have been issued to the selling shareholders named in this registration statement.
We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION
DATED July 19, 2011

PUISSANT INDUSTRIES, INC.

107,000 SHARES OF COMMON STOCK OFFERED BY SELLING SHAREHOLDERS

Selling shareholders are offering up to 107,000 shares of common stock. The selling shareholders will sell their shares at $2.00 per share until our Shares are quoted on the OTC Bulletin Board and, assuming we secure quotation on the OTC Bulletin Board, thereafter at prevailing market price or privately negotiated prices. We will not receive any of the proceeds from the sale of the common shares by the selling shareholders.
There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _________________, 2011.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.
Summary Information and Risk Factors
Risk Factors
Use of Proceeds
Determination of Offering Price
Dilution
Selling Shareholders
Plan of Distribution
Legal Proceedings
Directors, Executive Officers, Promoters, and Control Persons
Security Ownership of Certain Beneficial Owners and Management
Description of Securities
Interest of Named Experts
Disclosure of Commission Position on Indemnification for Securities Liabilities
Description of Business
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Description of Property
Certain Relationships and Related Transactions
Market for Common Equity and Related Stockholder Matters
Executive Compensation
Changes In and Disagreements With Accountants on Accounting and Financial Disclosure
Financial Statements

SUMMARY INFORMATION AND RISK FACTORS

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Puissant Industries, Inc.”, refer to Puissant Industries, Inc., a Florida Corporation, unless the context otherwise indicates.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes beginning at page F-1 prior to making an investment decision.

Organization

We were incorporated on July 6, 2009 in Wyoming as American Resource Management, Inc. We changed our domicile to the State of Florida on March 17, 2011 and simultaneously changed our name to Puissant Industries, Inc. Our principal offices are located at 3701 Edmonton Rd, P.O. Box 351, Columbia, Kentucky 42728. Our telephone number is 270-385-9877.

Business

We intend to engage in oil and gas exploration and development activities in fractured shale formations located in Kentucky. To date, our operations have consisted of acquiring our 100% working interest and 85% net revenue interest in 39 shut-in wells,  with approximately 28 miles of natural gas pipeline. We have not engaged in drilling activity as of the date of this prospectus.

Contingent upon successful exploration and development activities as well as sufficient financing, we plan to conduct natural gas production from the tight shale formations known as shale gas in older mature production areas where production histories, reservoir evaluations, and other available property data is available from oil and gas related government records. We plan to drill 14-17 wells if we obtain financing of $1 million. We have not identified any sources of financing and there is no assurance that we will obtain financing on commercially reasonable terms or at all.

To date, we have not realized any revenues from our operations. We have raised an aggregate of $64,000 through private placements of our securities, the proceeds of which were used for working capital.

The Offering

As of the date of this prospectus, we had 5,778,000 shares of common stock outstanding. Selling shareholders are offering up to 107,000 shares of common stock. The selling shareholders will offer their shares at $2.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses of registering the common shares held by the selling shareholders, estimated at approximately $100,000. We will not receive any proceeds of the sale of the common shares.

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. The current absence of a public market for our common stock means that our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Summary Financial Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

The tables and information below are derived from our audited financial statements for the period from July 6, 2009 (Inception) to December 31, 2010 and our unaudited financial statements for the three month period ending March 31, 2011. Our working capital as of March 31, 2011 was $142.

Statement of Operations Data	As of December 31, 2009	Year ended December 31, 2010	Three month period ending March 31, 2011	Accumulated from July 6, 2009 to March 31, 2011

Revenue from Operations	$0	0.00	0	0
Total Costs and Expenses	$0	45,119	218,859	263,978
Net Loss for the Period	$0	(45,119)	(218,859)	(263,978)
Net Loss Per Share	$0	(0.92)	(0.22)	-

Balance Sheet Data	As of December 31, 2009	December 31, 2010	Three month period ending March 31, 2011	Accumulated from July 6, 2009 to March 31, 2011

Current Assets - Cash and Deposits	$0	10,001	12,862	-
Working Capital	$0	(17,999)	142	-
Total Assets	$0	13,122	15,983	-
Total Liabilities	$0	55,000	12,720	-
Total Stockholders’ Equity as of December 31, 2010 (deficit)	$0	(41,878)	3,263	-

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

RISK FACTORS
In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock. All material risks are discussed in this section.

Risks Related To Our Business

Because our auditors have issued a going concern opinion and we may be unable to achieve our objectives, we may have to suspend our business operations should sufficient financial resources be unavailable.

Our auditors’ report in our December 31, 2010 consolidated financial statements for our fiscal year ending December 31, 2010 expressed an opinion that our capital resources as of December 31, 2010 are insufficient to sustain operations. These conditions raise substantial doubt about our ability to continue as a going concern.

We have minimal operations, no revenues and no current prospects for future revenues, and we expect losses to continue into the future.

Our operations to date have consisted primarily of acquiring interests in oil and gas leases, wells and pipelines. We have no revenue producing properties and we have not engaged in any drilling activities. We have no operating history upon which an evaluation of our potential success or failure can be made. As of our fiscal year ended December 31, 2010, we had an accumulated deficit of $45,119. As of March 31, 2011, we had an accumulated deficit of $263,978. Our ability to generate revenues and become profitable is dependent upon our ability to locate oil and gas and our ability to generate revenues from the sale of oil and gas we locate, if any. We expect to incur additional operating losses in the future due to exploration and drilling expenses associated with our existing properties.

We require a significant amount of capital for our operations; should we fail to raise sufficient capital we will have to cease our operations and you will lose your entire investment.

Oil and gas exploration requires significant outlays of capital and generally offers limited success probability. Our cash as of June 30, 2011 is $9,500. We need to raise a significant amount of capital to pay for our planned exploration and development activities. If we cannot raise the capital to fund our required expenditures, we will be unable to conduct drilling activities and our business will likely fail. Even assuming that we obtain the required financing, if we do not discover and produce commercial quantities of oil and natural gas, our business could fail, in which case you will lose your entire investment.

We may not discover commercial quantities of oil and gas, which will cause you to lose your investment.

Our ability to locate oil and gas is dependent upon successful drilling and development of our 39 oil and gas wells and our ability to locate oil and gas in commercial quantities. We cannot predict in advance of drilling and testing whether any particular drilling location will yield gas or oil in sufficient quantities to recover drilling or completion costs or to be economically viable. The use of technologies will not enable us to know conclusively before drilling whether gas or oil will be present or, if present, whether gas or oil will be present in commercial quantities. The analysis that we perform may not be useful in predicting the characteristics and potential oil and gas in commercial quantities at our well locations. As a result, we may not find commercially viable quantities of gas and oil and you will lose your entire investment

Absent a sufficient level of vertical fracturing in the shale acreage we control, our shale projects may  be unsuccessful.

Shale reservoirs are complex, often containing unusual features that are not well understood by drillers and producers. These formations are believed to contain natural fractures. Certain areas will be more heavily fractured than others. If our acreage is not subject to the level of natural fracturing that we expect, our plan for drilling will not yield our expected results and our business, results of operations or financial condition could be materially adversely affected.

Drilling, exploring and producing gas and oil are high-risk activities with many uncertainties that could adversely affect our business, financial condition or results of operations.

Oil and gas activities involve numerous risks. Because we have not yet commenced drilling activities, we may be unable to anticipate all risks that we may encounter. We cannot anticipate with any degree of certainty the costs and time before we commence drilling activities, if ever, and whether our oil and gas wells will be commercially productive. Additionally, even if we do commence drilling, our drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including:

•	inability to obtain financing;
•	unexpected drilling conditions, pressure or irregularities in formations, equipment failures or accidents;
•	adverse weather conditions, including tornados;
•	unavailability or high cost of drilling rigs, equipment or labor;
•	mechanical difficulties;
•	reductions in gas and oil prices;
•	limitations in the market for gas and oil;
•	surface access restrictions;
•	title problems; and/or
•	compliance with governmental regulations.

In addition, higher gas and oil prices generally increase the demand for drilling rigs, equipment and crews and can lead to shortages of, and increasing costs for drilling equipment, services and personnel. Any such shortages could restrict our ability to commence drilling activities. Any delay in the drilling of our wells or significant increase in our expected drilling costs could adversely affect our ability to generate revenues.

Severe weather could have a material adverse impact on our business.

Our business could be materially and adversely affected by severe weather. Repercussions of severe weather conditions may include:
•	curtailment of services rendered to us;
•	weather-related damage to drilling rigs, resulting in suspension of operations;
•	weather-related damage to our facilities;
•	inability to deliver materials to jobsites in accordance with contract schedules; and
•	loss of productivity.

Oil and gas prices are volatile and an extended decline in prices can significantly affect our future financial results.

The markets for oil and gas are volatile. Any substantial or extended decline in the price of oil or gas could:
•	have a material adverse effect on our planned operations;
•	limit our ability to attract capital;
•	reduce our ability to borrow funds needed for our operations; and
•	reduce the value and the amount of oil and gas we discover, if any.

Our exploration and development activities are subject to operational risks, which may lead to, increased costs and decreased production.

The marketability of oil and gas we discover and produce, if any, will depend in part upon the availability, location and capacity of our gas gathering systems, pipelines and processing facilities. Even if we locate oil and gas in commercial quantities, reservoir and operational risks may lead to increased costs and decreased production. These risks include the inability to sustain deliverability at commercially productive levels as a result of decreased reservoir pressures, large amounts of water, or flawed drilling operations. Operational risks include hazards such as fires, explosions, craterings, blowouts, uncontrollable flows of oil, gas or well fluids, pollution, releases of toxic gas and encountering formations with abnormal pressures. The occurrence of any one of these significant events, if not fully insured against, could have a material adverse effect on our financial condition and results of operations.

We face title risks related to our leases or those that we enter into that may result in additional costs and negatively affect our operating results.

It is customary in the oil and gas industry to acquire a leasehold interest in a property based upon a preliminary title investigation. To date, we have acquired 39 oil and gas leases. If the title to the leases acquired is defective, we could lose funds already spent on acquisition and development, or incur substantial costs to cure the title defect, including any necessary litigation. If a title defect cannot be cured, we will not have the right to participate in the development of or production from the leased properties, which will negatively affect our potential profitability.

Currently, all of our properties are located in Kentucky, making us vulnerable to risks associated with having our operations concentrated in a small area.

Our oil and gas leases are for properties concentrated in Kentucky. Due to the limited Kentucky area where our leases are located, we may be disproportionately exposed to the impact of delays or interruptions of our future drilling activity, if any, caused by significant governmental regulation, transportation capacity constraints, curtailments of production, natural disasters, interruption of transportation of oil and gas produced or other events that impact our operations.

Competition in the oil and gas industry is intense, and most of our competitors have greater financial and operational resources then we do.

We operate in a highly competitive environment for marketing gas and oil and securing equipment and trained personnel. Many of our competitors are major and large independent oil and gas companies that possess and employ financial, technical and personnel resources substantially greater than ours. Those companies may be able to develop properties more efficiently than our financial or personnel resources permit. Also, there is substantial competition for capital available for investment in the oil and gas industry. Larger competitors will likely be better able to withstand sustained periods of unsuccessful drilling and absorb the burden of changes in laws and regulations more easily than we can, which would adversely affect our competitive position. We may be unable to compete successfully in the future in developing our oil and gas wells, marketing any oil and gas we discover, attracting and retaining quality personnel and/or raising capital to commence drilling activities.

We are subject to complex governmental laws and regulations that may adversely affect the cost, manner or feasibility of doing business.

Our operations and facilities are subject to extensive federal, state and local laws and regulations relating to the exploration for, and the development, production and transportation of, gas and oil, and operating safety, and protection of the environment, including those relating to air emissions, wastewater discharges, land use, storage and disposal of wastes and remediation of contaminated soil and groundwater. Future laws or regulations, any adverse changes in the interpretation of existing laws and regulations or our failure to comply with existing legal requirements may negatively affect our business, results of operations and financial condition. We may encounter unanticipated capital expenditures to comply with governmental laws and regulations, such as:

•	price control;
•	taxation;
•	lease permit restrictions;
•	drilling bonds and other financial responsibility requirements, such as plug and abandonment bonds;
•	spacing of wells;
•	unitization and pooling of properties;
•	safety precautions; and
•	permitting requirements.

Under these laws and regulations, we could be liable for:
•	personal injuries;
•	property and natural resource damages;
•	well reclamation costs, soil and groundwater remediation costs; and
•	governmental sanctions, such as fines and penalties.

Our operations could be significantly delayed or curtailed, and our cost of operations could significantly increase as a result of environmental safety and other regulatory requirements or restrictions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations. We may be unable to obtain all necessary licenses, permits, approvals and certificates for proposed projects. Intricate and changing environmental and other regulatory requirements may require substantial expenditures to obtain and maintain permits. If a project fails to function as planned, for example, due to costly or changing requirements or local opposition, it may create expensive delays, extended periods of non-operation or significant loss of value in a project.

Environmental liabilities may expose us to significant costs and liabilities.

There is inherent risk of incurring significant environmental costs and liabilities in our gas and oil operations due to the potential handling of oil and gas and generated wastes, the occurrence of air emissions and water discharges from work-related activities and the legacy of pollution from historical industry operations and waste disposal practices. We may incur joint and several or strict liability under these environmental laws and regulations in connection with spills, leaks or releases of oil and gas wastes on, under or from our properties and facilities, many of which have been used for exploration, production or development activities for many years, oftentimes by third parties not under our control. Private parties, including the owners of properties upon which we conduct drilling and production activities as well as facilities where our oil and gas or wastes are taken for reclamation or disposal, may also have the right to pursue legal actions to enforce compliance as well as to seek damages for non-compliance with environmental laws and regulations or for personal injury or property damage. In addition, changes in environmental laws and regulations occur frequently, and may result in more stringent and costly waste handling, storage, transport, disposal or remediation requirements that could have a material adverse effect on our production or our operations or financial position. We may be unable to recover some or any of these costs from insurance.

Risks Related To Our Management

We depend heavily on our management and we may be unable to replace them if we lose their services.

The loss of the services of one or more members of our management or our inability to attract, retain and maintain additional management could harm our business, financial condition, results of operations and future prospects. Our operations and prospects depend in large part on the performance of our President, Mark Holbrook, who analyzed the properties we acquired and Marshall Holbrook, who is the operator of our oil and gas wells, pipelines, compressor station and leases. Should we lose either or both of their services, we may be unable to find qualified replacements for them if their services are no longer available.

Because members of our management have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our directors and officers serve as officers and/or directors of other companies. Mark Holbrook, Coral Holbrook and Marshall Holbrook spend 85%, 75% and 65% of  their individual professional time on our business, respectively.  Accordingly,  the personal interests of our officers and directors and those of the companies that they are affiliated with may come into conflict with our interests and those of our minority stockholders. We, as well as the other companies that our officers and directors are affiliated with, may present them with business opportunities, which are simultaneously desired. Additionally, we may compete with these other companies for investment capital, technical resources, key personnel and other things. You should carefully consider these potential conflicts of interest before deciding whether to invest in our shares of our common stock. We have not yet adopted a policy for resolving such conflicts of interests. Our directors’ and officers’ potential conflicts of interest as of the date of this Prospectus due to their affiliation with other companies and as a result of their family relationships, which are:

• Our Vice President, Marshall Holbrook, controls and owns A.D.I.D. Corporation, a Kentucky Corporation, which serves as the operator of our oil and gas wells, pipelines, compressor station and leases
• Our President, Mark Holbrook, is married to our Chief Financial Officer, Secretary and Treasurer, Cora J. Holbrook; and
• Our Vice President, Marshall Holbrook, is the son of Mark and Cora Holbrook.

Risks Related to Our Common Stock

Our current management holds significant control over our common stock, which will prevent our minority shareholders from having the ability to control any of our corporate actions.

Our management has significant control over our voting stock, which may make it difficult to complete some corporate transactions without their support and may prevent a change in our control. Our officers and directors control 5,351,000 shares, or 93% of our outstanding common stock. As a result of this substantial control of our common stock, our management will have considerable influence over the outcome of all matters submitted to our stockholders for approval, including the election of directors. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there might be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTC Bulletin Board, investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication, which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

None of our outstanding common shares are currently eligible for resale under Rule 144. In general, persons holding restricted securities in a Securities & Exchange Commission reporting company, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. If substantial amounts of our common stock become available for resale under Rule 144, prevailing market prices for our common stock will be reduced.

If in the future we are not required to continue filing reports under Section 15(d) of the 1934 Act, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our securities can no longer be quoted on the OTC Bulletin Board, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d). However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our securities can no longer be quoted on the OTC Bulletin Board, which could reduce the value of your investment. Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective. Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. Thus the filing of a Form 8-A in such event makes our securities continued to be able to be quoted on the OTC Bulletin Board.

We may, in the future, issue additional securities, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize us to issue 90,000,000 shares of common stock. As of May 25, 2011, we had 5,778,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 84,222,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our common stock. Additionally, we are authorized to issue 10,000,000 shares of preferred stock. Our board of directors may designate the rights terms and preferences at its discretion including conversion and voting preferences without notice to our shareholders.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the sale of shares offered by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities. In order to assure that selling shareholders will offer their shares at $2.00 per share until our shares are quoted on the OTC Bulletin Board, we will notify our shareholders and our Transfer Agent that no sales will be allowed prior to the date our shares are quoted on the OTC Bulletin Board without proof of the selling price.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering.

We believe that the selling shareholders listed in the table below have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders. No selling shareholders are broker-dealers or affiliates of broker-dealers.

Acquisition of Shares by Selling Shareholders

Our selling shareholders are composed solely of shareholders that paid cash consideration for their shares. We issued a total of 107,000 shares at $.50 per share of our common stock to 24 accredited investors who converted $64,000 of promissory notes that they held into our common shares. The notes and common shares below were issued in a private placement from September 25, 2010 to March 29, 2011 and we received total proceeds of $64,000. These sales reflect the only sales we made to investors in a private offering from September 25, 2010 to March 29, 2011, in return solely for cash consideration. We also sold 21,000 shares to three affiliates in the offering for the price of $21,000, which are not being registered.

We are registering a total of 107,000 Shares held by the Selling Shareholders below, which represents 2% of our total outstanding shares.
Name	Total Shares Owned	Shares Registered	% owned before Offering	% owned after the offering, assuming all shares sold [1]	% owned after the offering, assuming all shares sold [1]	Relationship to us
Robert R. and Roxaline Weaver(2)	10,000	10,000	0.1	0.1	0	None
Roger and Jeanette Nail(2)	20,000	20,000	0.3	0.3	0	None
Emily S. Holbrook(3)	10,000	10,000	0.1	0.1	0	None
Velimir Jurisic	10,000	10,000	0.1	0.1	0	None
Dale Bradshaw and Pamela Shepp(2)	10,000	10,000	0.1	0.1	0	None
Robert and Karen Ketchum(2)	10,000	10,000	0.1	0.1	0	None
Michael and Crista Ketchum(2)	10,000	10,000	0.1	0.1	0	None
Thaddeus S. and Patty Vance	10,000	10,000	0.1	0.1	0	None
Richard Heard and Kythryn Kitchem Heard(2)	10,000	10,000	0.1	0.1	0	None
Isabelle Claire Holbrook Irrevocable Trust(4)	400	400	<0.1	<0.1	0	None
Roxaline E. Bewley(5)	800	800	<0.1	<0.1	0	None
Brianna Marie Hinds Irrevocable Trust (6)	400	400	<0.1	<0.1	0	None
Emma Elizabeth Holbrook Irrevocable Trust(7)	400	400	<0.1	<0.1	0	None
Victoria Noelle Bewley (8)	400	400	<0.1	<0.1	0	None
Grayson Simonetti Irrevocable Trust (9)	400	400	<0.1	<0.1	0	None
Garrett Blair White Irrevocable Trust(10)	400	400	<0.1	<0.1	0	None
E. Bennett and L	1,000	1,000	<0.1	<0.1	0	None
Elizabeth Robinson (2)
Bonnie Lou Valentine	500	500	<0.1	<0.1	0	None
Charlene L. Sullivan(11)	800	800	<0.1	<0.1	0	None
Anthony Akers(12)	500	500	<0.1	<0.1	0	None
Tristan James Hall	500	500	<0.1	<0.1	0	None
Gina F. Sears	500	500	<0.1	<0.1	0	None

Total All Shareholders	107,000	107,000

[1] Assuming the sale of all shares registered hereunder.
[2] Held as Joint Tenants
[3] Emily S. Holbrook is of majority age and our President and Chief Financial Officer/Secretary/Treasurer’s daughter (Mark and Cora Holbrook, respectively)
[4] Isabelle Claire Holbrook is the beneficiary of the trust and the minor daughter of our Vice President, Marshall Holbrook, and the granddaughter of our President, Mark Holbrook and our Chief Financial Officer/Secretary/Treasurer, Cora J. Holbrook. Emily S. Holbrook is the trustee.
[5] Roxaline E. Bewley is of majority age and is our President’s and Secretary/Treasurer’s daughter (Mark and Cora Holbrook) and our Chief Financial Officer/Secretary/Treasurer, Cora J. Holbrook.
[6] Brianna Marie Hinds is the minor daughter of Roxaline Bewley and granddaughter of our President, Mark Holbrook and our Secretary and Treasurer, Cora J. Holbrook.
[7] Emma Elizabeth Holbrook is the beneficiary of the trust and the minor daughter of Roxaline Bewley and granddaughter of our President and Chief Financial Officer/Secretary/Treasurer (Mark and Cora Holbrook, respectively). Emily S. Holbrook is the trustee.
[8] Victoria Noelle Bewley is the beneficiary of the trust and the minor daughter of Roxaline Bewley and granddaughter of our President and Chief Financial Officer/Secretary/Treasurer, (Mark and Cora Holbrook, respectively) Emily S. Holbrook is the trustee.
[9] Grayson Simonetti is the beneficiary of the trust and Emily S. Holbrook is the trustee. Grayson Simonetti is the son of Charlene Sullivan and grandson of our President, and Chief Financial Officer/Secretary/Treasurer (Mark and Cora Holbrook, respectively).
[10] Garrett Blair White is the beneficiary of the trust and the son of Charlene Sullivan and grandson of our President and Chief Financial Officer/Secretary/Treasurer (Mark and Cora Holbrook respectively), Emily S. Holbrook is the trustee.
[11] Charlene Sullivan is of majority age and is our President’s and Chief Financial Officer/Secretary/Treasurer’s daughter (Mark and Cora Holbrook, respectively)
[12] Anthony Akers is of majority age and holds 500 restricted shares of our common stock.

Apart from these relationships, there are no family relationships among or between any of our shareholders, officers and directors.

Blue Sky

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTC Bulletin Board, investors should consider any secondary market for our common stock to be a limited one. We intend to seek coverage and publication of information regarding us in an accepted publication, which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is insufficient for the security to be listed in a recognized manual alone. The listing entry must contain (1) the names of our officers and directors, (2) our balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may be unable to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may be unable to qualify securities for resale in other states, which require shares to be qualified before they can be resold by our shareholders.

PLAN OF DISTRIBUTION

Our common shares are currently not quoted on any market. No market may ever develop for our common shares, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits our shareholders’ ability to resell their common shares.

Selling shareholders are offering up to 107,000 shares of common stock. The selling shareholders will offer their shares at $2.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive any proceeds of the sale of these securities. We will pay all expenses of registering the securities.

The securities offered by this prospectus will be sold by the selling shareholders without underwriters and without underwriter commissions. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the OTC Bulletin Board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they many not purchase any of our securities while they are selling shares under this registration statement. We have advised them that we will monitor our stock transfer records on a regular basis and will void any transaction they undertake in violation of this restriction.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay the entire fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment disclosing such matters.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with a Market Maker to file our application on Form 211 with the FINRA, but as of the date of this prospectus, no filing has been made. We anticipate that after this registration statement is declared effective, it will take approximately 2 – 8 weeks for the FINRA to issue a trading symbol.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of our issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in our files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Bulletin Board is that the issuer be current in our reporting requirements with the SEC.
Although we anticipate listing on the OTC Bulletin Board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the OTC Bulletin Board service. For OTC Bulletin Board securities, there only has to be one market maker.

OTC Bulletin Board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTC Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when an investor places a market order to buy or sell a specific number of shares at the current market price, it is possible for the stock price to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTC Bulletin Board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities. We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

TRANSFER AGENT

Our transfer agent is Stalt, Inc., which is located at 671 Oak Grove Ave, Suite C, Menlo Park, CA, 90425. Their telephone number is 650-321-7111. Stalt, Inc. has been registered with the Securities and Exchange Commission as a transfer agent since March 24, 2011

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are:

Name	Age	Position Held
Mark Holbrook	59	President and Director
Marshall Holbrook	32	Vice President and Director
Cora J. Holbrook	61	Chief Financial Officer, Secretary, Treasurer and Director

Mark E. Holbrook – Mark E. Holbrook is our founder and has been our President and Director since our incorporation on July 9, 2009. From January 10, 1989 to July 9, 2009, Mr. Holbrook was Chief Executive Officer of Mark E. Holbrook and Associates Company, a Petroleum Engineering Consulting Company which provided professional services in reservoir engineering, exploration technologies, project economics, and oil and gas property acquisition. From 1984 to 1989, he was Senior Engineer of independent oil and gas companies, including American Natural Resources, Inc. and Coastal Oil and Gas Company.Mr. Holbrook received his Bachelor of Science degree in Applied Science/Petroleum and Natural Gas Technology from the University of Alabama in 1982. Since 1982, Mr. Holbrook has been a member of the Society of Petroleum Engineers, American Society of Mechanical Engineers, Society of Petrophysicists and Well Log Analysts and Society of Core Analysts.

Marshall E. Holbrook – Marshall E. Holbrook is our founder and has been our Vice President and Director since our incorporation on July 9, 2009. From November 15, 2005 to present, Mr. Holbrook has been the Chief Executive Officer of A.D.I.D. Corporation, a Kentucky corporation, which operates as a natural gas production and operating company that managed well drilling and completion, pipeline construction, well management, property acquisition and leasing.. From January 10, 2003 through December 21, 2004 Mr. Holbrook worked for Energas Resources, Inc. as Operations Manager supervising well drilling, well completions, gathering pipeline construction and maintenance. From January 1992 to December 31, 2002, Mr. Holbrook was an Engineering Technician for Mark E. Holbrook and Associates working on due diligence for selected company acquisitions in the petroleum and natural gas industry. He attended Chattanooga State Technological College and Reinhardt College, and pursued a Business Administration Degree. As our Vice President and Director, Marshall Holbrook brings his experience with managing oil products and gas operations.

Cora J. Holbrook – Cora J. Holbrook is our founder and has been our Chief Financial Officer, Secretary, Treasurer and Director since our incorporation on July 9, 2009. From December 1, 2005 to July 9, 2009, Ms. Holbrook was the Curator and Administrator of the T. B. Vance Geological Library that maintains geological records for numerous Basins within the United States. From 1971-1985 she was the Administrator of Economy Oil and Gas, supervising and managing office operations, accounting and records maintenance. From January 1989 to December 2002 she was the Office Manager for Mark E. Holbrook and Associates, from August 2002 to July 9, 2009, she was the Curator and Administrator of the T.B. Vance Geological Library. Ms. Holbrook received her Bachelor of Arts degree in History from Shelton College in 1971. As our Chief Financial Officer, Secretary, Treasurer and Director, Cora J. Holbrook brings significant experience in the administration and operation of oil and gas companies.

Family Relationships and Other Matters

Mark Holbrook, our President and Director, is the father of Marshall Holbrook, our Vice President and Director.

Mark Holbrook, our President and Director, and Cora J. Holbrook, our Chief Financial Officer, Secretary, Treasurer and Director, are married to each other.

Apart from these relationships, there are no family relationships among or between any of our officers and directors.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity;

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity; and/or
•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be “ "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address for these shareholders is 3701 Edmonton Road, P.O. Box 351, Columbia, Kentucky 42728.

Title of class	Co-Founders:	Amount Beneficial Ownership		Direct Ownership	Indirect Ownership		Percent of class
COMMON	Mark Holbrook(1) (2) President, Director, & Founder	5,554,000	(2)	20,000	3,534,000	(2)	62%
COMMON	Marshall Holbrook(1) (3) Vice President, Director & Founder	1,797,000	(3)	20,000	1,777,000	(3)	31%
COMMON	Cora J Holbrook(1) (2) Chief Financial Officer, Secretary, Treasurer, Director & Founder	5,554,000	(2)	20,000	3,534,000	(2)	62%
COMMON	Mellissa Holbrook(1) (3)	1,797,000	(3)	20,000	1,777,000	(3)	31%
COMMON	All officers and directors As a Group [3 persons]	5,351,000		80,000	5,271,000		93%

(1) This table is based upon information derived from our stock records. Applicable percentages are based upon 5,778,000 shares of common stock outstanding as of the date of this Prospectus. Mark and Cora Holbrook hold the same 61% of our outstanding shares since they are married and have joint tenancy in their individual and corporate holdings under their control. Marshall and Melissa hold the same 31% of our outstanding shares since they are married and have joint tenancy in the individual and corporate holdings under their control.
(3) This figure includes: (a) 1,757,000 shares held by Logos, Inc., a company controlled by Marshall Holbrook; (b) 20,000 held by Marshall Holbrook, individually; and (c) 20,000 shares held by Mellissa Holbrook, the spouse of Marshall Holbrook.

We are not registering common shares held by any stockholder who holds more than 5% of outstanding common shares and we are not registering shares held by our officers and directors.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 5,778,000 shares of common stock outstanding as of the date of this prospectus.

DESCRIPTION OF SECURITIES
The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. Our Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 90,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock. As of the date of this prospectus there are 5,778,000 shares of our common stock issued and outstanding held by 36 stockholders of record.

Preferred Stock

We are authorized to issue 10,000,000 shares of blank check preferred stock, of which no shares are issued and outstanding. The rights terms and preferences of our preferred stock have not been established and can be designated at any time by the majority vote of our Board of Directors without a vote of our shareholders.

Warrants

On September 17, 2011, we are obligated to grant each note holder 1500 warrants for every $500 invested for an aggregate of 192,000 warrants. The warrant holder may convert each one (1) warrant into one (1) common share at the price of $1.00 per share from March 17, 2012 until the close of business on the date which is two years after the date of the holder’s convertible note.

Florida Anti-Takeover Laws

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the Florida Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

(i) the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;
(ii) the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;
(iii) the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or
(iv) the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

INTEREST OF NAMED EXPERTS

The financial statements for the period from inception to December 31, 2010, included in this prospectus have been audited by Patrick Rodgers, CPA, PA, independent certified public accountants, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Hamilton & Associates Law Group, PA. Brenda Hamilton, principal of Hamilton & Associates Law Group, P.A. owns 125,000 shares of our common stock, no shares of which are being registered in this offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Florida Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Organization

We were originally incorporated on July 6, 2009 in Wyoming as American Resource Management, Inc. We changed our domicile to Florida on March 17, 2011 and simultaneously changed our name to Puissant Industries, Inc.

On or about January 15, 2005, Sovereign One, Inc., a company controlled by Mark Holbrook, McCrome International Inc. a company controlled by Cora J Holbrook and Logos Resources, Inc., a company controlled by Marshall Holbrook entered into an agreement with A.D.I.D. Corporation, a Kentucky corporation controlled by Marshall Holbrook ("A.D.I.D.") whereby A.D.I.D. agreed to acquire oil and gas leases and properties and assign such oil and gas leases and properties entities as specified by Sovereign One Inc., McCrome International, Inc., and Logos Resources, Inc.

In exchange for our issuance of an aggregate of 5,250,000 shares of our common stock representing 1,750,000 common shares to each Sovereign One Inc., McCrome International, Inc. and Logos Resources, Inc, A.D.I.D. assigned the following interests to us:

(i) on August 9, 2010, 100% ownership in (a) 34,000 of 2-inch natural gas pipeline and 60,000 feet of 4-inch natural gas pipeline, compressor stations, right of ways and easements located in Clay and Laurel Counties, Kentucky, and (b) 59,000 feet of 2-inch natural gas pipeline and 10,000 feet of 4-inch natural gas pipeline, compressor stations, right of ways and easements located in Whitley County, Kentucky; and

(ii) on February 15, 2010, a 100% working interest and an 85% net revenue interests of 39 oil and gas wells and leases (the “Wells”) in Kentucky.

The working interest gives us the ability to explore for and to produce and own oil, gas or other minerals from the Wells. As the working interest owner, we bear the exploration, development, and operating costs from the property. The net revenue interest provides us with 85% of the proceeds from any oil and gas production on the Wells after payment of all operating and development costs.

Our Business

We plan to target the development and production of Devonian Shale gas from the Wells, which are located in Laurel, Clay and Whitney Counties in Kentucky. Devonian Shale is a thick, dark organically rich shale that serves as both a source rock and a natural gas reservoir. The characteristics of gas-shale reservoirs depend on several factors including the nature and amount of organic matter, thermal maturation, and the existence of natural fracture systems. Natural fractures are believed to provide the effective reservoirs permeability in these zones and gas is stored both as free gas in fractures and as adsorbed gas in the Shale. Devonian shale gas was produced as early as 1900 with vertical drilling before horizontal drilling and massive hydraulic fracturing techniques were used. We plan to engage in vertical drilling within the natural fracturing within reservoir rock. We believe that if we locate reserves they will be at depths of between 1250 and 1450 feet and thickness ranges from between 120 to 160 feet based upon our initial review of the prior production histories documented in the well and completion logs for the Wells. The well logs evaluated by us reflect sufficient depths and widths to evaluate the shale formations present. Our President, Mark Holbrook, a Petroleum Engineer, evaluated well logs at the Kentucky Department of Natural Resource Division of Oil and Gas web site to obtain a potential indication of whether natural fracturing exists and evaluated well completion logs to determine whether remaining shale gas was present when the prior drilling of the well was completed. Mark Holbrook evaluated wells logs for Devonian Shale Formation Nitrogen Foam Fracs while he was the Chief Executive Officer of Mark E. Holbrook and Associates Company, a Petroleum Engineering Consulting Company which provided professional services in reservoir engineering, exploration technologies, project economics, and oil and gas property acquisition and during such time conducted Reservoir Evaluations and Due Diligence for Natural Gas Reserve Determinations. The well logs and completion logs provide useful information concerning prior drilling activity for a particular Well including:

•	depths previously drilled;

•	operational dates of the Well;

•	names of the objective formations within the Well, characteristics of the formation and depths where the formations were located;

•	types and properties of hydrocarbons previously discovered in the Well;

•	hydrocarbon entry from any rock formations (natural fracturing);

•	type of water within the Well;

•	whether the Well is shut-in or producing at the time drilling ceased;

•	production level; and

•	casing data.

Based upon this data, Mr. Holbrook will make an initial determination of whether we can  engage in vertical drilling of an area economically.   Our Vice President, Marshall Holbrook, will manage the development and operation of the properties and locate third parties to drill a prospect on an as needed basis.   We have not identified oil and gas reserves and may not identify reserves.  Even if we locate reserves we have no identified sources of financing and there is no assurance that financing will be available to us. We have not commenced drilling and anticipate drilling 14-17 Wells if we are able to obtain financing in the amount of $1 million.

Acreage and Wells Summary

The following table sets forth our acreage of developed and undeveloped oil and natural gas leases:

Property	No of Wells	Undeveloped Acreage(1)		Developed Acreage(2)		Total
	Gross	Net	Gross	Net

Clay and Laurel County	21	665	665	395	395	1065
Racoon Mountain Field

Whitley County	18	1167	1167	338	338	1505
Wofford Field
Woodbine Field
Rockholds Field

TOTAL	39	1832	1832	733	733	2565

(1)	Developed acres are acres spaced to productive wells.

(2)
Undeveloped acres are acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of natural gas or oil, regardless of whether such acreage contains proved reserves.

(3)	A gross acre is an acre in which a working interest is owned. The number of gross acres is the total number of acres in which a working interest is owned.

(4)
A net acre is deemed to exist when the sum of the fractional ownership working interests in gross acres equals one. The number of net acres is the sum of the fractional working interests owned in gross acres expressed as whole numbers and fractions thereof.

Raccoon Mountain Field

The Raccoon Mountain Field is located in the Laurel and Clay Counties of Kentucky. Within this Field, we own 21 wells and with about 17.79 miles of natural gas pipeline including one compressor station and sales tap in the Raccoon Mountain Field.

Wofford Field

The Wofford Field is located in Whitley County, Kentucky. Within this Field, we own 11 wells and approximately 7.39 miles of natural gas pipeline and one compressor station with sales tap.

Woodbine Field

Within the Woodbine Field, we own 4 wells with about 4.36 miles of natural gas pipeline, one compressor station and sales tap. This Field is located in Whitley County, Kentucky.

Rockholds Field

Within the Rockholds Field, we own 3 wells and about 1.33 miles of natural gas pipeline, one compressor station with sales tap. This Field is located in Whitley County, Kentucky. The pipeline infrastructure within this area is not fully developed and will need to be expanded along with future acreage acquisition.

Material Agreements

June 1, 2011 Agreement with A.D.I.D.

Effective June 1, 2011, we entered into a Well Services Agreement with A.D.I.D. Corporation, a Kentucky corporation controlled by our Vice President and Director, Marshall Holbrook (“A.D.I.D.”). Under the agreement terms, A.D.I.D. agrees to act as the operator of our oil and gas wells, pipelines, compressor station and leases. A.D.I.D.’ s responsibilities include to:

•	Register with government agencies as the operator of the wells with governmental agencies;
•	Flow or pump the wells as required;
•	Operate and maintain wellhead compressors, tank batteries, meters, pump jacks or other facilities associated with production of oil and/or gas;
•	Change all meter charts on a monthly basis and arrange for the integration of the same;
•	Perform all general maintenance and repairs on the wells, pipelines, compressor stations and leases;
•	Visually inspect every well and associated pipeline and tank battery on a regular schedule that we agree to, said inspection to occur no less than every 90 days;
•	Promptly report and repair equipment failures and malfunctions;
•	Maintain complete records and files on the wells, pipelines, compressor stations and leases and all work performed under the terms of this Agreement;
•	Collect all production and pressure data requested by us and submit reports of such data to us monthly or at such other intervals as we may request;
•
Perform any and all other duties, customarily performed in the usual course of producing oil and/or gas from the wells, pipelines, compressor station and leases which are necessary for proper operation and related and facilities covered hereunder;

•	Provide us with services regarding recompletion, reworking or other operations on the Wells;
•	Provide us with analyses of the production and pressure data collected and provide consulting services to us regarding the improvement of safety, environmental compliance and production efficiency;
•	Provide labor, equipment and other services as needed for the operation and maintenance of the wells and related facilities; and
•	Promptly prepare and report to us any accident reports.

In exchange for A.D.I.D’s services, we are required to pay the following:

•	$800 per well per month for the first twenty (20) producing wells;
•	$400 per well for the second twenty (20) producing wells;
•	$200 per well for all wells over forty (40) producing well;.
•	$1500 per month for each drilling well, beginning on the date that well is spudded and terminating when the well is on production or is plugged;
•	$2000 per month flat rate charge for pipeline and compressor station operation;
•	Royalties and other royalties not paid directly by the purchasers of the oil and gas or other products.
•	Delay or other rentals, when such rentals are paid by A.D.I.D.;
•	Materials, equipment and supplies purchased and/or furnished by A.D.I.D. on the wells, pipelines, compressor stations and leases;
•	Utility costs including electric and water;
•	Insurance premiums;
•	Outside and third party services necessary for development, maintenance and operation other than contract pumpers utilized by A.D.I.D.; and
•	All taxes including ad valorem, property, gross production and any other taxes assessed against the properties.

The agreement expires upon the earlier of (i) the expiration of the productive life of our wells, pipelines and leases; (ii) six months after the resignation of A.D.I.D. who may resign at any time; (iii) A.D.I.D. being removed for gross negligence, willful misconduct, a material breach or inability to perform its obligations under the agreement.

March 28, 2011 Agreement with Fred Akers

On March 28, 2011, we entered into an agreement with Fred Akers to provide pipeline, gathering system and compressor station services. We agreed to pay Mr. Akers 20,000 shares of our restricted common stock. The agreement expires on March 28, 2012.

We have not yet determined which fields and/or properties will be serviced by A.D.I.D. and/or Fred Akers.  We plan to allocate their services as necessary when and if we commence drilling activities.

Industry and Economic Factors

We will face many factors inherent in the oil and gas industry, including widely fluctuating oil and gas prices. Historically, oil and gas markets have been cyclical and volatile, with future price movements difficult to predict. While revenues will be a function of both production and prices, wide swings in prices will have the greatest impact on results of operations.

Operations in the oil and gas industry entail significant complexities. Our oil and gas properties have past histories of production even though production ceased prior to our obtaining any interest in the non-productive properties. The production records can serve as the basis for evaluation of potential future production using new technologies; however, such evaluation is difficult if not impossible to determine conclusively the amount of oil and gas, the cost of development, or the rate at which oil and gas may be produced.

Market for Oil and Gas Production

The market for oil and gas production is regulated by both the state and federal governments. The overall market is mature and, with the exception of gas, all producers in a producing region will receive the same price. Purchasers or gatherers will typically purchase all crude oil offered for sale at posted field prices, which are adjusted for quality difference from the “Benchmark”.  We have not determined a benchmark price and will not do so unless we locate reserves. Further, until we know the quality of any reserves we locate we cannot establish a benchmark price. If we locate reserves oil and/or gas will be pumped from wells and stored in tanks at the well site where the purchaser normally will pick up the oil, but in some instances there may be deductions for transportation from the well head to the sales point.

If we locate oil and/or gas, it will be gathered through connections between our gas wells and our pipeline transmission system. Gas purchasers would pay us 100 percent of the sale proceeds of our oil and gas each month for the previous month’s sales. We will be responsible for all distributions. There is no standard price for gas and prices will fluctuate with the seasons and the general market conditions.

Customers

We presently do not have customers for any oil and/or gas that we may produce.

Competition

The oil and gas industry is highly competitive. Our competitors and potential competitors include major oil companies and independent producers of varying sizes, all of which are engaged in the acquisition of producing properties and the exploration and development of prospects. Most of our competitors have greater financial, personnel and other resources than we have. Consequently, they have greater leverage to use in hiring personnel, brand name recognition and marketing oil and gas. Accordingly, a high degree of competition in these areas will continue.

Governmental Regulation

General

The production and sale of oil and gas is subject to regulation by state, federal, and local authorities. In most areas, there are statutory provisions regulating the production of oil and natural gas under which administrative agencies may set allowable rates of production and enact rules in connection with the operation and production of such wells, ascertain and determine the reasonable market demand of oil and gas, and adjust allowable rates.

The sale of liquid oil and gas is subject to federal regulation under the Energy Policy and Conservation Act of 1975, which amended various acts, including the Emergency Petroleum Allocation Act of 1973. These regulations and controls included mandatory restrictions upon the prices at which most domestic crude oil and various petroleum products could be sold. All price controls and restrictions on the sale of crude oil at the wellhead have been withdrawn. It is possible, however, that such controls may be again imposed in the future but when, if ever, such re-imposition might occur and the effect thereof on us cannot be predicted.

The sale of certain categories of natural gas in interstate commerce is subject to regulation under the Natural Gas Act and the Natural Gas Policy Act of 1978 (“NGPA”). Under the NGPA, a comprehensive set of statutory ceiling prices applies to all first sales of natural gas unless the gas is specifically exempt from regulation (i.e., unless the gas is “deregulated”). Administration and enforcement of the NGPA ceiling prices are delegated to the Federal Energy Regulatory Commission (“FERC”). In June 1986, FERC issued Order No. 451, which, in general, is designed to provide a higher NGPA ceiling price for certain vintages of old gas. It is possible that we may in the future discover significant amounts of natural gas subject to NGPA price regulations and/or FERC Order No. 451.

Our operations are subject to extensive and continually changing regulations because legislation affecting the oil and natural gas industry is under constant review for amendment and expansion. Many departments and agencies, both federal and state, are authorized by statute to issue and have issued rules and regulations binding on the oil and natural gas industry and its individual participants. The failure to comply with such rules and regulations can result in large penalties. The regulatory burden on this industry increases our cost of doing business and, therefore, affects our potential profitability.

Transportation

There are no material permits or licenses required beyond those currently held by us or incident to our operations.

We can make sales of oil, natural gas and condensate at market prices, which are not subject to price controls at this time. The price that we receive from the sale of any oil and gas we locate, if any, is affected by our ability to transport and the cost of transporting these products to market. Under applicable laws, FERC regulates the construction of natural gas pipeline facilities, and the rates for transportation of these products in interstate commerce.

Effective as of January 1, 1995, FERC implemented regulations establishing an indexing system for transportation rates for oil. These regulations could increase the cost of transporting oil to the purchaser.

Regulation of Drilling and Production

Our proposed drilling and production operations are subject to regulation under a wide range of state and federal statutes, rules, orders and regulations. Among other matters, these statutes and regulations govern the:
• amounts and types of substances and materials that may be released into the environment;
• discharge and disposition of waste materials;
• reclamation and abandonment of wells and facility sites; and
• remediation of contaminated sites.

In order to comply with these statutes and regulations, we are required to obtain permits for drilling operations, drilling bonds, and reports concerning operations. Kentucky laws contain provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum rates of production from oil and natural gas wells, and the regulation of the spacing, plugging, and abandonment of wells.

Environmental Regulations

Our operations are affected by the various state, local and federal environmental laws and regulations, including the Oil Pollution Act of 1990, Federal Water Pollution Control Act, and Toxic Substances Control Act. The Comprehensive Environmental, Response, Compensation, and Liability Act (“CERCLA”) and comparable state statutes impose strict, joint and several liabilities on owners and operators of sites and on persons who disposed of or arranged for the disposal of “hazardous substances” found at such sites. It is not uncommon for the neighboring land owners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. The Federal Resource Conservation and Recovery Act (“RCRA”) and comparable state statutes govern the disposal of “solid waste” and “hazardous waste” and authorize the imposition of substantial fines and penalties for noncompliance. Although CERCLA currently excludes petroleum from its definition of “hazardous substance,” state laws affecting our operations may impose cleanup liability relating to petroleum and petroleum related products. In addition, although RCRA classifies certain oil field wastes as “non-hazardous,” such exploration and production wastes could be reclassified as hazardous wastes thereby making such wastes subject to more stringent handling and disposal requirements.

Generally, environmental laws and regulations govern the discharge of materials into the environment or the disposal of waste materials, or otherwise relate to the protection of the environment. In particular, the following activities are subject to stringent environmental regulations:
•	drilling;
•	development and production operations;
•	activities in connection with storage and transportation of oil and oil and gas; and
•	use of facilities for treating, processing or otherwise handling oil and gas and wastes.

Violations are subject to reporting requirements, civil penalties and criminal sanctions. As with the industry generally, compliance with existing regulations increases our overall business costs, which are difficult to determine. Such areas affected include:
•	unit production expenses primarily related to the control and limitation of air emissions and the disposal of produced water;
•
capital costs to drill exploration and development wells resulting from expenses primarily related to the management and disposal of drilling fluids and other oil and natural gas exploration wastes; and

•	capital costs to construct, maintain and upgrade equipment and facilities and remediate, plug, and abandon inactive well sites and pits.

Environmental regulations historically have been subject to frequent change by regulatory authorities. Therefore, we are unable to predict the ongoing cost of compliance with these laws and regulations or the future impact of such regulations on operations. However, we do not believe that changes to these regulations will have a significant negative impact on the development of our oil and gas properties.

Any discharge of oil and gas into the environment could subject us to substantial expense, including both the cost to comply with applicable regulations pertaining to the cleanup of releases of hazardous substances into the environment and claims by neighboring landowners and other third parties for personal injury and property damage. We do not maintain insurance for protection against environmental liabilities.

Research and Development

We have not spent any funds on research and development.

Employees

We currently have three full-time employees who are our officers and directors. We intend to retain the services of prospectors and consultants on a contract basis to conduct the exploration programs on our mineral claims and to assist with regulatory compliance and preparation of financial statements. We do not intend to hire a qualified geologist at this time.

Executive Offices

Our executive offices are currently located at 3701 Edmonton Road, P.O. Box 351, Columbia, Kentucky 42728 and our telephone number is 270-385-9877.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

Proprietary Rights

We do not have any proprietary rights.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Statements that are not statements of historical fact may contain forward-looking statements. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Our cash balance is $9,500 as of June 30, 2011. We are presently funding our operations with loans from our management as agreed verbally by our management. We believe our cash balance is insufficient to fund our operations beyond two months’ time. We have an accumulated deficit of approximately $263,978from inception to December 31, 2010 and $218,859 from inception to March 31, 2011, and do not have significant cash or other material assets, nor do we have operations or a source of revenue sufficient to cover our operating costs, which would allow us to continue as a going concern. Our continued operations are dependent upon generating revenues and profits from operations and raising sufficient capital through placement of our common stock or issuance of debt securities, which would enable us to carry out our business plan. Until we generate revenues or are able to raise capital, we anticipate funding our operations through management loans as agreed verbally by our management. If we do not generate sufficient operating cash flow and our management does not loan us the funds, and if we are unable to obtain alternative debt or equity financing, we may have to suspend or cease operations.

In the event we do not generate sufficient funds from revenues or financing through the issuance of our common stock or from debt financing, we may be unable to fully implement our business plan and pay our obligations as they become due, any of which circumstances would have a material adverse effect on our business prospects, financial condition, and results of operations. The accompanying financial statements do not include any adjustments that might be required.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

We cannot satisfy our cash requirements for the 12 months following without receiving additional capital. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. We may require additional funding to proceed with drilling; we have no current plans on how to raise the additional funding. We cannot provide any assurance that we will be able to raise sufficient funds begin drilling activities. If we need additional cash and cannot raise funds needed, we will be unable to commence drilling of our wells until such time as we receive required capital.

We look for Shale areas that have reservoir shale rock with significant natural fracturing so that we can engage in vertical drilling. This procedure keeps our well cost at a minimum and our well payouts short. Our estimated well costs are approximately $50,000.  Based upon preliminary review of the well logs we estimate that the Wells are between 1250 and 1450 feet and well spacing is approximately 20 acres.

Our operations will be limited due to the limited amount available to us. In the twelve months, if we receive funding in the amount of $500,000- $1,000,000:

1.  In the first and second months after financing, we plan to acquire the necessary equipment to begin drilling and production operations. During the first and second month we plan to acquire necessary quantities of tangible equipment including casing, tubing, meters, and wellheads. We also plan to obtain necessary permits for drilling including surveying, well location building, and bonding of the wells. The cost of these procedures is presented below.

Devonian shale wells are drilled on approximately 20 acre spacing because they are shallow wells.

AFE WELL COST FOR DEVONIAN SHALE WELL in this area is $35,000- $50,000
This includes:
Contract Drilling to 1350 feet at $13.50 per foot- $18,225
7 inch. Casing 1000 feet at $9.00 per foot-$9000
7 inch Casing Cementing-$3500
Wellhead and tubing-$ 3800
Permitting -$500
Surveying $750
Well Location building - $750
Bonding of wells $1500
Well gathering pipeline- $4500
Misc Cost-$3000
TOTAL- $45,525
Knox Wells are drilled on approximately 40 acre spacing

AFE WELL COSTS FOR KNOX WELL in this area $75,000-$85,000
This Includes:
Contract Drilling to 3400 feet at $13.50 per foot- $45,900
7 inch. Casing 1000 feet at $9 per foot-$9000
7 inch Casing Cementing-$3500
Wellhead and tubing-$ 5500
Permitting -$500
Surveying-$750
Well Location building-$750
Bonding of wells- $2500
Well gathering pipeline- $4500
Misc Cost-$5000
TOTAL- $77,900

2. During the third month, we plan to begin drilling and producing of 2-3 Knox and 8-14 Devonian shale development oil and/or gas wells.

3. If we locate reserves we plan to locate and hire a qualified geologist during the ninth month who will be responsible for conducting due diligence on our behalf on the oil and gas properties that we plan to acquire, drill or purchase. Our geologist will be employed on a contract basis and will only be compensated in the form of commissions from revenue generated by our property interests. If our initial wells drilled do not result in economically producible hydrocarbons we will not hire a geologist.

4. After the tenth month following our financing we plan to start the next phase of drilling development and production, which will consist of raising any necessary financing for 6 more Knox and 6 Devonian wells and installing a natural gas stripping unit if appropriate. We will make a determination of whether a natural gas stripping unit is appropriate based upon the amount of reserves located, if any.

We plan to use one drilling rig for our program and estimate the time table for that rig to perform the drilling of 14-17 wells is as follows:

∙Our Devonian wells  take 1 week to drill and an additional week to start producing. We can drill and hook up 3-4 wells per month.

∙Our Knox wells take 2 weeks to drill and 1 week to start producing. We can drill and hook up almost 2 wells per month.

Based upon the foregoing estimates, we could drill the Knox Wells in 1-1 ½ months and drill the Devonian shale wells in 2-4 months. This provides for a maximum time until drilling is completed of 5-6 months with over 4 months to evaluate production and define new areas for drilling to meet our 10 month projections of our plan of operations.

The above program costs are management’s estimates and the actual project costs may exceed our estimates. To date, we have not commenced drilling.

Until we commence drilling activities, our monthly costs are approximately $3500 per month, which includes our cost of being a public company.

Our development strategy is prone to significant risks and uncertainties, which can have an immediate impact on efforts to realize net cash flow and deter future prospects of revenue growth. Should we be unable to consistently generate revenue on a consolidated basis, there will be an immediate impact on our ability to continue our business operations.

We employ our President, Vice President and Secretary/Treasurer on a full-time basis.

Results of operations
For the period July 6, 2009 to March 31, 2010

For the period, July 6, 2009 (Inception) to March 31, 2011, we did not generate any revenues.  During this period, our expenses consisted of $48,978 of administrative expenses and $215,000 of professional fees, which related primarily to preparation and implementation of our planned operations.

For the period July 6, 2009 to December 31, 2009

 We did not engage in any business activity between the dates, July 6, 2009 and December 31, 2009.

For the period January 1, 2010 to March 31, 2010.

We did not engage in any business activity between the dates, January 1, 2010 and March 31, 2010.

For the period January 1, 2010 to December 31, 2010

 For the period, January 1, 2010 to December 31, 2010, we did not generate any revenues and incurred a net loss of approximately $45,119, or $0.92 per weighted average number of outstanding shares. During this period, our expenses consisted of $48,859 of administrative expenses and $170,000 of professional fees, which primarily related to preparation and implementation of planned operations.

For the period January 1, 2011 to March 31, 2011

For the period, January 1, 2011 to March 31, 2011, we did not generate any revenues and incurred a net loss of $218,859, or $0.22 per weighted average number of outstanding shares. During this period our expenses related primarily to preparation and implementation of planned operations and included, in addition to normal general and administrative expenses, professional fees and stock compensation expenses for consulting and professional services and services rendered by our founding, related party shareholders of $170,000 and $8,000, respectively.

Liquidity

 For the period July 6, 2009 to March 31, 2010

 For the period, July 6, 2009 (Inception) to March 31, 2011, we used $51,528 for operating activities and none for investing activities. Net cash provided by financing activities totaled $64,120, primarily representing $64,000 of cash received from the issuance of convertible promissory notes, which were converted into our $0.001 par value common stock during the three month period ended March 31, 2011.

For the period July 6, 2009 to December 31, 2009

We did not engage in any business activity between the dates, July 6, 2009 and December 31, 2009.

For the period January 1, 2010 to December 31, 2010

For the period, January 1, 2010 to December 31, 2010, we used $17,119 for operating activities and none for investing activities. Net cash provided by financing activities totaled approximately $27,120, primarily representing $64,000 of cash received from the issuance of convertible promissory notes, which were converted into our $0.001 par value common stock during the three month period ended March 31, 2011.

For the period January 1, 2010 to March 31, 2010.

The Company did not engage in any business activity between the dates, January 1, 2010 and March 31, 2010.

For the period January 1, 2011 to March 31, 2011

For the period, January 1, 2011 to March 31, 2011, we used approximately $34,000 for operating activities and none for investing activities. Net cash provided by financing activities totaled $37,000, which represents cash received from the issuance of convertible promissory notes, which were converted into our $0.001 par value common stock during the three month period ended March 31, 2011.

For the period January 1, 2011 to March 31, 2011

For the period from January 1, 2011 to March 31, 2011, we used $34,139 for operating activities and none for investing activities.  Net cash provided by financing activities totaled $37,000, which represents cash received from the issuance of convertible promissory notes, which were converted into our $0.001 per value common stock during the three month period ending March 31, 2011.

SIGNIFICANT ACCOUNTING POLICIES

We report revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

INCOME TAXES

We account for income taxes under ASC 740 “Income Taxes” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that we will not realize tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments,” requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities, which are deemed to be financial instruments. Our financial instruments consist primarily of cash.

PER SHARE INFORMATION

We compute net loss per share accordance with FASB ASC 205 “Earnings per Share”. FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement.

Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

STOCK OPTION GRANTS

We have not granted any stock options to our officers and directors since our inception. Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for junior oil and gas companies.

DESCRIPTION OF PROPERTY

Our executive offices are currently located at 3701 Edmonton Road, P.O. Box 351, Columbia, Kentucky 42728 and our telephone number is 270-385-9877. We occupy all of space at this location and pay rent of $1000 per month.

Our oil and gas interests are for properties are located in Laurel, Clay and Whitley Counties in Kentucky.   We hold a 100% working interest and 85% Net Revenue  interest in 1060 total acres, 395 Acres Developed and 665 undeveloped acres in Clay and Laurel Counties and 1505 Total acres leased, 338 Acres Developed and 1167 undeveloped in Whitley County.

We hold oil and gas interests to the Raccoon Mountain Field in Clay and Laurel Counties, Kentucky. Within the Raccoon Mountain Field, we own 100% working interests and 85 % net revenue interest to 21 wells and 17.79 miles of natural gas pipeline including one compressor station and sales tap.

We hold oil and gas interests to Wofford, Woodbine and Rockholds Fields located in Whitley County. Within the Wofford Field, we own we own 100% working interests and 85 % net revenue interest to 11 wells with approximately 7.39 miles of natural gas pipeline and one compressor station with sales tap. Within the Woodbine Field, we own 100% working interests and 85 % net revenue interest to 4 wells and approximately 4.36 miles of natural gas pipeline, one compressor station and sales tap. Within the Rockholds Field, we own 3 wells and approximately 1.33 miles of natural gas pipeline, one compressor station with sales tap.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about January 15, 2005, Sovereign One, Inc.,  a company controlled by Mark Holbrook, McCrome International Inc. a company controlled by Cora J Holbrook and Logos Resources, Inc. a company controlled by Marshall Holbrook entered into an agreement with A.D.I.D. Corporation, a Kentucky corporation  controlled by Marshall Holbrook ("A.D.I.D.") whereby A.D.I.D. agreed to acquire oil and gas leases and properties and assign such oil and gas leases and properties entities as specified by  Sovereign One Inc., McCrome International, Inc. and Logos Resources, Inc.

In exchange for our issuance of an aggregate of 5,250,000 shares of our common stock representing 1,750,000 common shares to each Sovereign One Inc., McCrome International, Inc. and Logos Resources, Inc, A.D.I.D. assigned the following interests to us:

(i) on August 9, 2010, 100% ownership in (a) 34,000 of 2-inch natural gas pipeline and 60,000 feet of 4-inch natural gas pipeline, compressor stations, right of ways and easements located in Clay and Laurel Counties, Kentucky, and (b) 59,000 feet of 2-inch natural gas pipeline and 10,000 feet of 4-inch natural gas pipeline, compressor stations, right of ways and easements located in Whitley County, Kentucky; and

(ii) on February 15, 2010, a 100% working interest and an 85% net revenue interests of 39 oil and gas wells and leases (the “Wells”)  in Kentucky.

On December 27, 2010, McCrome International, Inc. a Tennessee corporation controlled by Cora J Holbrook, loaned us $3,500 through a convertible note, which it converted into 7,000 shares of our common stock.

On December 31. 2010, Logos Resources, Inc., a Tennessee corporation controlled by Marshall Holbrook, loaned us $3,500 through a convertible note, which it converted into 7,000 shares of our common stock.

On December 31, 2010, Sovereign One, Inc., a Tennessee corporation controlled by Mark Holbrook, loaned us $3,500 through a convertible note, which it converted into 7,000 shares of our common stock.

On January 1, 2011, we issued 20,000 shares of our common stock which we valued at $.50 to Mark Holbrook, our Founder, President and Director in exchange for services rendered as our President from January 1, 2010 through December 31, 2010.

On January 1, 2011, we issued 20,000 shares of our common stock which we valued at $.50 to Mellissa Holbrook, Marshall Holbrook’s spouse, in exchange for services rendered as our Vice President from January 1, 2010 through December 31, 2010.

On January 1, 2011, we issued 20,000 shares of our common stock, which we valued at $.50, to Cora Holbrook, our Chief Financial Officer, Secretary, Treasurer and Director in exchange for services rendered as our Secretary and Treasurer from January 1, 2010 through December 31, 2010.

June 1, 2011 Agreement with A.D.I.D.

Effective June 1, 2011, we entered into a Well Services Agreement with A.D.I.D. Corporation, a Kentucky corporation controlled by our Vice President and Director, Marshall Holbrook (“A.D.I.D.”). Under the agreement terms, A.D.I.D. agrees to act as the operator of our oil and gas wells, pipelines, compressor station and leases. In exchange for A.D.I.D’s services, we are required to pay the following:

•	$800 per well per month for the first twenty (20) producing wells;
•	$400 per well for the second twenty (20) producing wells;
•	$200 per well for all wells over forty (40) producing well;
•	$1500 per month for each drilling well, beginning on the date that well is spudded and terminating when the well is on production or is plugged;
•	$2000 per month flat rate charge for pipeline and compressor station operation;
•	Royalties and other royalties not paid directly by the purchasers of the oil and gas or other products;
•	Delay or other rentals, when such rentals are paid by A.D.I.D.;
•	Materials, equipment and supplies purchased and/or furnished by A.D.I.D. on the wells, pipelines, compressor stations and leases;
•	Utility costs including electric and water;
•	Insurance premiums;
•	Outside and third party services necessary for development, maintenance and operation other than contract pumpers utilized by A.D.I.D.; and
•	All taxes including ad valorem, property, gross production and any other taxes assessed against the properties.

The agreement expires upon the earlier of (i) the expiration of the productive life of our wells, pipelines and leases; (ii) six months after the resignation of A.D.I.D. who may resign at any time; (iii) A.D.I.D. being removed for gross negligence, willful misconduct, a material breach or inability to perform its obligations under the agreement.

Loans from Shareholders/Officers

We have financed our operations by convertible notes we received from our shareholders between September 25, 2010 and March 31, 2011 in the aggregate amount of $64,000, which were converted into common shares at the price of $.50 per share or an aggregate of 128,000 shares. As stated above, $10,500 of the $64,000 in loans received were received from corporations controlled by our officers.

Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

Corporate Governance and Director Independence

Our Board of Directors has not established Audit, Compensation, and Nominating or Governance Committees as standing committees. The Board does not have an executive committee or any committees performing a similar function. We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. The Board has determined that no members of the Board are “independent” under the definition set forth in the listing standards of the NASDAQ Stock Market, Inc., which is the definition that the Board has chosen to use for the purposes of the determining independence, as the OTC Bulletin Board does not provide such a definition. Therefore, none of our current Board members are independent.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will be unable to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

•
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made. We anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our common stock.

Sales of our common stock under Rule 144

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates," which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

None of our common shares are currently eligible for resale under Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months and persons who are affiliates must file a Form 144 with the SEC prior to sale, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. If substantial amounts of our common stock become available for resale under Rule 144, prevailing market prices of our common stock will be reduced.

Holders

As of the date of this Prospectus, we have 36 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d). However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our securities can no longer be quoted on the OTC Bulletin Board. There is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective. Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC, even though we are no longer required to do so under Section 15(d), and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. Thus the filing of a Form 8-A in such event makes our securities continue to be able to be quoted on the OTC Bulletin Board. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million; however, we voluntarily intend to do so if we are no longer obligated to file reports under Section 15(d).

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our two most highly compensated executive officers other than our PEO who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the years ended December 31, 2009 and 2010.

Name	Title	Year	Salary	Bonus	Stock awards	Option awards	Non equity incentive plan compensation	Non qualified deferred compensation	All other compensation	Total
Mark Holbrook	President, Director	2010 2009	0 0	0 0	20,000(1) 0	0 0	0 0	0 0	0 0	0 0

Marshall Holbrook	Vice President, Director	2010 2009	0 0	0 0	20,000(1) 0	0 0	0 0	0 0	0 0	0 0

Cora J. Holbrook	Chief Financial Officer, Secretary, Treasurer, Director	2010 2009	0 0	0 0	20,000(1) 0	0 0	0 0	0 0	0 0	0 0

(1) On January 1, 2011, we issued an aggregate of 60,000 shares of our common stock or 20,000 shares each of our common stock to Mark Holbrook, Marshall Holbrook and Cora J. Holbrook in exchange for services rendered during the fiscal year ending December 31, 2010. We valued these shares at $.50 per common share.

Summary Equity Awards Table
The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of December 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END DECEMBER 31, 2010

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark Holbrook	0	0	0	0	0	0	0	0	0
Marshall Holbrook	0	0	0	0	0	0	0	0	0
Cora J. Holbrook	0	0	0	0	0	0	0	0	0

Board of Directors

Director Compensation
Name Year	Fees Earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity Incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Mark Holbrook 2010 2009	0 0	20,000(1) 0	0 0	0 0	0 0	0 0	0 0
Marshall Holbrook 2010 2009	0 0	20,000(1) 0	0 0	0 0	0 0	0 0	0 0
Cora J Holbrook 2010 2009	0 0	20,000(1) 0	0 0	0 0	0 0	0 0	0 0

(1) On January 1, 2011,  we issued 20,000 shares each  of our common stock to Mark Holbrook, Marshall Holbrook and Cora J. Holbrook in exchange for services rendered during the fiscal year ending December 31, 2010. We valued these shares at $.50 per common share.

Narrative disclosure to summary compensation and option tables

Mark Holbrook, Marshall Holbrook and Cora J Holbrook, our officers and directors, currently receive no compensation. We have no written employment agreements with any of our officers or directors. Our officers and directors have orally agreed to take no compensation unless and until we achieve revenues from operations, which exceed $32,500, and then only if, in the exercise of their fiduciary duty to stockholders, we believe taking compensation will not adversely affect our ability to continue to successfully implement our business plan at that time. At such time we plan to pay salaries of $6,750 per month to Mark Holbrook, $4,000 per month to Marshall Holbrook and $2,750 per month to Cora J Holbrook.

At no time during the last fiscal year with respect to any person listed in the Table above was there:

•
any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);

•	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
•	any option or equity grant;
•	any non-equity incentive plan award made to a named executive officer;
•	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
•	any payment for any item to be included under All Other Compensation (column (i)) in the Summary Compensation Table.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

FINANCIAL STATEMENTS

Puissant Industries, Inc.
(A Development Stage Company)

BALANCE SHEET

	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS

Current assets

Cash	$12,862	$10,001

Total current assets	12,862	10,001

Other assets

Land leases	3,121	3,121

Total assets	$15,983	$13,122

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities

Accounts and accrued expenses payable	$12,720	$28,000

Total current liabilities	12,720	28,000

Long-term debt	-	-

Notes payable	-	27,000

Total liabilities	12,720	55,000

Stockholders' deficit

Preferred stock, $0.001 par value; 10,000,000 authorized,
none outstanding at March 31, 2011	$-	$-
Common stock, $0.001 par value; 90,000,000 shares
authorized, 5,788,000 and 50,000 issued and outstanding
at March 31, 2011 and December 31, 2010, respectively	5,778	3,121
Paid-in capital	261,463	120
Deficit accumulated during development stage	(263,978)	(45,119)

Total stockholders' deficit	3,263	(41,878)

Total liabilities and stockholders' deficit	$15,983	$13,122

The accompanying footnotes are an integral part of these financial statements.

Puissant industries, Inc.
(A Development Stage Company)

STATEMENT OF OPERATIONS
(Unaudited)

			For the
			Period
			July 6, 2009
	Three Months Ended		(Inception) to
	March 31,		March 31,
	2011	2010	2011

Revenue	$-	$-	$-

Costs and Expenses

Administrative expenses	48,859	-	48,978
Professional fees	170,000	-	215,000

Total costs and expenses	218,859	-	263,978

Net loss before income taxes	(218,859)	-	(263,978)

provision for income taxes	-		-

Net loss	$(218,859)	$-	$(263,978)

Net loss per weighted share,
basic and fully diluted	$(0.22)	$-

Weighted average number of common
shares outstanding, basic and fully diluted	999,756	46,629

The accompanying footnotes are an integral part of these financial statements.

Puissant Industries, Inc.
(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

						Deficit
						Accumulated
					Additional	During
	Preferred Stock		Common Stock		Paid-in	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Balance, July 6, 2009	-	$-	-	$-	$-	$-	$-

Common shares issued

Net income (loss)

Balance, December 31, 2009	-	-	-	-	-	-	-

Shares issued in exchange					-		-
for land leases			50,000	50	3,071		3,121

Contribution of capital					120		120

Net loss						(45,119)	(45,119)

Balance, December 31, 2010	-	-	50,000	50	3,191	(45,119)	(41,878)

Shares issued in connection
with conversion of notes payable			128,000	128	63,872		64,000

Shares issued in exchange
for land leases			5,200,000	5,200	(5,200)		-

Shares issued in exchange for
professional services			320,000	320	159,680		160,000

Shares issued for services rendered			80,000	80	39,920		40,000

Net income (loss)						(218,859)	(218,859)

Balance, March 31, 2011	-	$-	5,778,000	$5,778	$261,463	$(263,978)	$3,263

The accompanying footnotes are an integral part of these financial statements.

Puissant Industries, Inc.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

			Period
	For the Three Months		July 6, 2009
	Ended		(Inception) to
	March 31,		March 31,
	2011	2010	2011

Cash flows from operations

Deficit accumulated during development stage	$(218,859)	$-	$(263,978)

Adjustment to reconcile deficit accumulated during
development stage to cash used in operating activities:
Depreciation and amortization	-		-
Stock-based compensation - professional services	160,000		160,000
Stock-based compensation - services rendered	40,000		40,000
Changes in operating assets and liabilities:

Accounts and accrued expenses payable	(15,280)		12,720

Net cash used by operating activities	(34,139)	-	(51,258)

Cash flows from financing activities

Contribution of capital by shareholder	-		120
Proceeds from issuance of convertible promissory notes	37,000	-	64,000

Net cash provided by financing activities	37,000	-	64,120

Net increase (decrease) in cash	2,861	-	12,862
Cash, beginning of period	10,001	-	-

Cash, end of period	$12,862	$-	$12,862

Supplemental disclosure of cash flow information:

Cash paid during the period for:

Income taxes	$-	$-	$-

Interest	$-	$-	$-

Non-cash investing and financing transactions:

Issuance of 128,000 shares of common stock
in connection with conversion of notes payable	$64,000	$-	$64,000

Issuance of 320,000 shares of common stock in
exchange for professional services	$160,000	$-	$160,000

Issuance of 80,000 shares in exchange
for services rendered	$40,000	$-	$40,000

Issuance of 5,250,000 shares of common stock in
exchange for oil and gas leases	$-	$-	$3,121

The accompanying footnotes are an integral part of these financial statements.

Puissant Industries, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Three Months Ended March 31, 2011 and 2010

Note 1—Description of Business and Corporate Information

Organization

American Resource Management, Inc. (the “Company”) was organized as a Wyoming corporation on July 6, 2009.  As of December 31, 2010 the Company was located in Columbia, Kentucky, in Adair County.

The Company has not commenced significant operations, and in accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915, “Development Stage Entity,” the Company is considered a development stage company.

The Company is an oil and natural gas exploration, development and production company geographically focused on the onshore United States. The Company currently has 39 wells assigned to it with over 2,565 acres available for drilling and exploration. The Company redomicled to the state of Florida and changed its name to Puissant Industries, Inc. on March 17, 2011.

The accompany unaudited March 31, 2011 interim financial statements of Puissant Industries, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of American pursuant to the rules of the Securities and Exchange Commission. In the opinion of management, the unaudited interim financial statements include all adjustments, consisting of normal recurring accruals, necessary in order to make the financial statements not misleading. Operating results for the three-month period ended March 31, 2011 are not necessarily indicative of the results that may be expected for the year ended December 31, 2011.

Accounting period

The Company has adopted an annual accounting period of January through December.

Note 2—Summary of significant accounting principles

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates particularly significant to the financial statements include the following:

Puissant Industries, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Three Months Ended March 31, 2011 and 2010

Note 2—Summary of significant accounting principles (continued)

Use of estimates (continued)

As fair value is a market-based measurement, it is determined based on the assumptions that market participants would use. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Such estimates and assumptions are adjusted when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from these estimates. Any changes in estimates resulting from continuous changes in the economic environment will be reflected in the financial statements in future periods.

There are numerous uncertainties in estimating the quantity of reserves and in projecting the future rates of production and timing of development expenditures, including future costs to dismantle, dispose and restore our properties. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way.

Cash and cash equivalents

The Company considers short-term interest bearing investments with initial maturities of three months or less to be cash equivalents. Cash and cash equivalents consist of cash in banks, free credit on investment accounts and money market accounts.

Foreign currency translation

The Company complies with Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 830, “foreign Currency Maters.” Monetary items are translated at the exchange rate in effect at the balance sheet date; non-monetary items are translated at historical exchange rates. Income and expense items are translated at the average exchange rate for the year. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Property and equipment

Property and equipment is stated at cost less accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Repairs and maintenance are expensed as incurred while betterments and improvements are capitalized. When items are sold or retired, the related cost and accumulated depreciation is removed from the accounts and any gain or loss is included in operations.

Puissant Industries, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Three Months Ended March 31, 2011 and 2010

Note 2—Summary of significant accounting principles (continued)

Property and equipment (continued)

The Company provides for depreciation and amortization over the following estimated useful lives:

Oil and Gas Properties

Oil and gas investments are accounted for by the successful efforts method of accounting.  Accordingly, the costs incurred to acquire property (proved and unproved), all development costs, and successful exploratory costs are capitalized, whereas the costs of unsuccessful exploratory wells are expensed.

Land Leases

Under the terms of the Oil and Gas Lease Assignments (“Land Leases”), royalty payments required to be made by the Company to the land owners represent twelve and one-half percent (12.5%) of eight/eights (8/8s) of total revenue.  This leaves eighty-seven and one-half percent (87.5%) as net revenue interest, which represents the basis of one hundred percent (100%) working interest.

Depletion

The provision for depletion of proved oil and gas properties is calculated on the units-of-production method, whereby capitalized costs, as adjusted for future development costs and asset retirement obligations, are amortized over the total estimated proved reserves. The Company calculates depletion on a quarterly basis.

Inventories

Inventories, consisting primarily of tubular goods and other well equipment held for use in the development and production of natural gas and crude oil reserves, are carried at the lower of cost or market, on a first-in first-out basis. Adjustments are made from time to time to recognize, as appropriate, any reductions in value.

Puissant Industries, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Three Months Ended March 31, 2011 and 2010

Note 2—Summary of significant accounting principles (continued)

Unproved Properties

Investments in unproved properties are not depleted pending determination of the existence of proved reserves. Unproved properties are assessed periodically to ascertain whether there is a probability of obtaining proved reserves in the future. When it is determined these properties have been promoted to a proved reserve category or there is no longer any probability of obtaining proved reserves from the properties, the costs associated with these properties is transferred into the amortization base to be included in depletion calculations. Unproved properties whose costs are individually significant are assessed individually by considering the primary lease terms of the properties, the holding period of the properties, and geographic and geological data obtained relating to the properties. Where it is not practicable to assess properties individually as their costs are not individually significant, such properties are grouped for purposes of the periodic assessment.

Long-Lived Assets

In accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 360 “Property, Plant, and Equipment,” the Company records impairment losses on long-lived assets such as oil and gas properties and equipment used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts.  There were no impairment charges during the three month periods ended March 31, 2011 and 2010.

Impairment of unproved oil and gas properties are determined by FASB ASC Topic 932, “Extractive Activities—Oil and Gas.”

Fair Value of Financial Instruments

The fair values of the Company’s assets and liabilities that qualify as financial instruments under FASB ASC Topic 825, “Financial Instruments,” approximate their carrying amounts presented in the accompanying balance sheet at March 31, 2011 and 2010.

Market Risk

Our activities primarily consist of acquiring, owning, enhancing and producing oil and gas properties. The future results of our operations, cash flows and financial condition may be affected by changes in the market price of oil and natural gas. The availability of a ready market for oil and natural gas products in the future will depend on numerous factors beyond our control, including weather, imports, marketing of competitive fuels, proximity and capacity of oil and natural gas pipelines and other transportation facilities, any oversupply or undersupply of oil, natural gas and liquid products, the regulatory environment, the economic environment and, other regional and political events, none of which can be predicted with certainty.

Puissant Industries, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Three Months Ended March 31, 2011 and 2010

Note 2—Summary of significant accounting principles (continued)

Oil and Gas Reserve Quantities

Reserves and their relation to estimated future net cash flows impact our depletion and impairment calculations. As a result, adjustments to depletion are made concurrently with changes to reserve estimates. We disclose reserve estimates, and the projected cash flows derived from these reserve estimates, in accordance with SEC guidelines. Our independent engineers will also adhere to the SEC definitions when preparing their reserve reports.

Asset Retirement Obligations

We have significant obligations to plug and abandon oil and natural gas wells and related equipment at the end of oil and natural gas production operations. We incur these liabilities upon acquiring or drilling a well. GAAP requires entities to record the fair value of a liability for an asset retirement obligation (“ARO”) in the period in which it is incurred with a corresponding increase in the carrying amount of the related long-lived asset. Over time, changes in the present value of the liability are accreted and expensed. The capitalized asset costs are depleted as a component of the full cost pool. The fair values of additions to the ARO liability are estimated using present value techniques that convert future cash flows to a single discounted amount. Significant inputs to the valuation include estimates of: (i) plug and abandonment costs per well based on existing regulatory requirements; (ii) remaining life per well; (iii) inflation factors; and (iv) a credit-adjusted risk free rate. Future revisions to ARO estimates will impact the present value of existing ARO liabilities and corresponding adjustments will be made to the capitalized asset retirement costs balance. Upon settlement of the liability, we report a gain or loss to the extent the actual costs differ from the recorded liability.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740 “Income Taxes,” which requires accounting for deferred income taxes under the asset and liability method.  Deferred income tax asset and liabilities are computed for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on the enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized.

The determination of the Company’s provision for income taxes requires significant judgment, the use of estimates, and the interpretation and application of complex tax laws.  Significant judgment is required in assessing the timing and amounts of deductible and taxable items and the probability of sustaining uncertain tax positions.  The benefits of uncertain tax positions are recorded in the Company’s financial statements only after determining a more-likely-than-not probability that the uncertain tax positions will withstand challenge, if any, from tax authorities.  When facts and circumstances change, the Company reassesses these probabilities and records any changes in the financial statements as appropriate.  Accrued interest and penalties related to income tax matters are classified as a component of income tax expense.

Puissant Industries, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Three Months Ended March 31, 2011 and 2010

Note 2—Summary of significant accounting principles (continued)

Income Taxes (continued)

In accordance with GAAP, the Company is required to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The Company files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. state and local jurisdictions. . The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.  De-recognition of a tax benefit previously recognized could result in the Company recording a tax liability that would reduce stockholders’ equity. This policy also provides guidance on thresholds, measurement, de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition that is intended to provide better financial statement comparability among different entities.  It must be applied to all existing tax positions upon initial adoption and the cumulative effect, if any, is to be reported as an adjustment to stockholder’s equity as of January 1, 2009.  Based on its analysis, the Company has determined that the adoption of this policy did not have a material impact on the Company’s financial statements upon adoption. However, management’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

Interest and Penalty Recognition on Unrecognized Tax Benefits

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Comprehensive Income

The Company complies with FASB ASC Topic 220, “Comprehensive Income,” which establishes rules for the reporting and display of comprehensive income (loss) and its components.

Loss Per Common Share

The Company complies with the accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share.” Basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period.  Diluted loss per common share incorporates the dilutive effect of common stock equivalents on an average basis during the period.  The calculation of diluted net loss per share excludes 192,000 warrants as of December 31, 2010 since their effect is anti-dilutive.

Stock-Based Compensation

The Company complies with FASB ASC Topic 718 “Compensation – Stock Compensation,” which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  It also addresses transactions in which an entity incurs liabilities in

Puissant Industries, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Three Months Ended March 31, 2011 and 2010

Note 2—Summary of significant accounting principles (continued)

Stock-Based Compensation (continued)

exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. FASB ASC Topic 718 focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  FASB ASC Topic 718 requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions).  That cost will be recognized over the period during which an employee is required to provide service in exchange for the award the requisite service period (usually the vesting period).  No compensation costs are recognized for equity instruments for which employees do not render the requisite service.  The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available).  If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification.  For the three month periods ended March 31, 2011 and 2010, the Company recorded compensation expense of $40,000 and $-0-, respectively.

Valuation of Investments in Securities at Fair Value—Definition and Hierarchy

FASB ASC Topic 820 “Fair Value Measurements and Disclosures” provides a framework for measuring fair value under generally accepted accounting principles in the United States and requires expanded disclosures regarding fair value measurements.  ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Company uses various valuation approaches.  In accordance with GAAP, a fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.  Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company.  Unobservable inputs reflect the Company’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.  FASB ASC Topic 820 establishes a three-tiered fair value hierarchy that prioritizes inputs to valuation techniques used in fair value calculations, as follows:

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.  Valuation adjustments and block discounts are not applied to Level 1 securities.  Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Puissant Industries, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Three Months Ended March 31, 2011 and 2010

Note 2—Summary of significant accounting principles (continued)

Valuation of Investments in Securities at Fair Value—Definition and Hierarchy (continued)

Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary from security to security and is affected by a wide variety of factors including, the type of security, whether the security is new and not yet established in the marketplace, and other characteristics particular to the transaction.  To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment.  Those estimated values do not necessarily represent the amounts that may be ultimately realized due to the occurrence of future circumstances that cannot be reasonably determined.

Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the securities existed. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for securities categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement.

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure.  Therefore, even when market assumptions are not readily available, the Company’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date.  The Company uses prices and inputs that are current as of the measurement date, including periods of market dislocation.  In periods of market dislocation, the observability of prices and inputs may be reduced for many securities.  This condition could cause a security to be reclassified to a lower level within the fair value hierarchy.

Valuation Techniques

The Company values investments in securities that are freely tradable and are listed on a national securities exchange or reported on the NASDAQ national market at their last sales price as of the last business day of the year.  At March 31, 2011 and 2010, the Company had no investments classified as securities owned on the balance sheet.

Puissant Industries, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Three Months Ended March 31, 2011 and 2010

Note 2—Summary of significant accounting principles (continued)

Certificate of Deposits

The fair values of the bank certificate of deposits are based on the face value of the certificate of deposits.

Recently Adopted Accounting Pronouncements

In December 2010, FASB issued ASC ASU 2010-28, “When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts (Topic 350) — Intangibles — Goodwill and Other.” ASU 2010-28 amends the criteria for performing Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts and requires performing Step 2, if qualitative factors indicate that it is more likely than not that goodwill impairment exists. The amendments to this Update are effective for the Company in the first quarter of 2011. Any impairment to be recorded upon adoption will be recognized as an adjustment to our beginning retained earnings. The adoption of ASU 2010-28 is not expected to have any financial impact on the on our financial statements.

In January 2010, the FASB issued Accounting Standards Update 2010-06, “Fair Value Measurements and Disclosures (Topic 820) - Improving Disclosures about Fair Value Measurements” (ASU 2010-06), to require new disclosures related to transfers into and out of Levels 1 and 2 of the fair value hierarchy and additional disclosure requirements related to Level 3 measurements.  The guidance also clarifies existing fair value measurement disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value.  The additional disclosure requirements are effective for the first reporting period beginning after December 15, 2009, except for the additional disclosure requirements related to Level 3 measurements, which are effective for fiscal years beginning after December 15, 2010.  The adoption of the additional requirements is not expected to have any financial impact on the Company’s financial statements.

In December 2009, the FASB issued Accounting Standards Update (ASU) 2009-17, “Consolidations (FASB ASC Topic 810) - Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” which codifies FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). ASU 2009-17 represents a revision to former FASB Interpretation No. 46 (Revised December 2003), “Consolidation of Variable Interest Entities,” and changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity’s purpose and design and the reporting entity’s ability to direct the activities of the other entity that most significantly impact the other entity’s economic performance.  ASU 2009-17 also requires a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity will be required to disclose how its involvement with a variable interest entity affects the reporting entity’s financial statements.  ASU 2009-17 is effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009, or the Company’s fiscal year beginning January 1, 2010. Early application is not permitted. The adoption of the additional requirements is not expected to have any financial impact on the Company’s financial statements.

Puissant Industries, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Three Months Ended March 31, 2011 and 2010

Note 2—Summary of significant accounting principles (continued)

Recently Adopted Accounting Pronouncements (continued)

On October 1, 2009, the Company adopted FASB ASC Topic 820-10 (ASC 820-10), “Fair Value Measurements and Disclosures,” for nonfinancial assets and liabilities that are not recognized or disclosed at fair value in the financial statements on a recurring basis. The adoption of ASC 820-10 did not have a material impact on the Company’s financial statements.

In August 2009, the FASB issued Accounting Standards Update 2009-05 (ASU 2009-05), “Fair Value Measurements and Disclosures (Topic 820) – Measuring Liabilities at Fair Value,” to amend FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” to provide guidance on the measurement of liabilities at fair value.  The guidance provides clarification that in circumstances in which a quoted market price in an active market for an identical liability is not available, an entity is required to measure fair value using a valuation technique that uses the quoted price of an identical liability when traded as an asset or, if unavailable, quoted prices for similar liabilities or similar assets when traded as assets.  If none of this information is available, an entity should use a valuation technique in accordance with existing fair valuation principles.  The Company adopted the guidance in 2009, and there was no material impact on the Company’s financial statements or related footnotes.

In June 2009, the FASB issued the FASB Accounting Standards Codification (the “Codification”) and a new Hierarchy of Generally Accepted Accounting Principles which establishes only two levels of GAAP: authoritative and nonauthoritative. The Codification is now the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP, except for rules and interpretive releases of the SEC, which are additional sources of authoritative GAAP for SEC registrants. All other nongrandfathered, non-SEC accounting literature not included in the Codification will become nonauthoritative. The Codification is effective for financial statements for interim or annual reporting periods ending after September 15, 2009. The Company adopted the new guidelines and numbering system prescribed by the Codification when referring to GAAP in the first quarter of 2010. The application of the Codification did not have an impact on the Company’s financial statements; however, all references to authoritative accounting literature will now be references in accordance with the Codification.

In May 2009, the FASB issued authoritative guidance for subsequent events, now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued.  The guidance sets forth the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.  The guidance also requires the disclosure of the date through which an entity has evaluated subsequent events and whether this date represents the date the financial statements were issued or were available to be issued.  The Company adopted this guidance in 2010 with no significant impact on the Company’s financial statements or related footnotes.

Puissant Industries, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Three Months Ended March 31, 2011 and 2010

Note 2—Summary of significant accounting principles (continued)

Recently Adopted Accounting Pronouncements (continued)

In April 2009, the FASB provided additional guidance for estimating fair value in accordance with FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” when the volume and level of activity for the asset or liability have significantly decreased.  This additional guidance re-emphasizes that regardless of market conditions the fair value measurement is an exit price concept and clarifies and includes additional factors to consider in determining whether there has been a significant decrease in market activity for an asset or liability. This guidance also provides additional clarification on estimating fair value when the market activity for an asset or liability has declined significantly.  The scope of this guidance does not include assets and liabilities measured under quoted prices in active markets.  This guidance is applied prospectively to all fair value measurements where appropriate and will be effective for interim and annual periods ending after June 15, 2009.  The adoption of the provisions of this guidance did not have any material impact on the Company’s financial statements.

In April 2009, FASB issued FSP FAS 107-1 and APB 28-1, now codified in FASB ASC Topic 825-10-65, “Interim Disclosures about Fair Value of Financial Instruments,” which amends U.S. GAAP to require entities to disclose the fair value of financial instruments in all interim financial statements.  The additional requirements of this guidance also require disclosure of the method(s) and significant assumptions used to estimate the fair value of those financial instruments.  Previously, these disclosures were required only in annual financial statements.  The additional requirements of this guidance are effective for interim reporting periods ending after June 15, 2009.  The adoption of the additional requirements did not have any financial impact on the Company’s financial statements.

In April, 2009, the FASB issued ASC Topic 320-10 (ASC 320-10), “Recognition and Presentation of Other-Than-Temporary Impairments,” which provides additional guidance designed to create greater clarity and consistency in accounting for and presenting impairment losses on securities. ASC Topic 320-10 provides greater clarity to investors about the credit and noncredit components of impaired debt securities that are not expected to be sold. The measure of impairment in comprehensive income remains fair value. This statement also requires more timely disclosures and an increase in disclosures regarding expected cash flows, credit losses, and an aging of securities with unrealized losses. We adopted these statements January 1, 2010 without material effect on our financial statements.

On January 1, 2010, the Company adopted FASB ASC Topic 805 (ASC 805), “Business Combinations,” which generally requires an acquirer to recognize the identifiable assets acquired, liabilities assumed, contingent purchase consideration and any noncontrolling interest in the acquiree at fair value on the date of acquisition. It also requires an acquirer to recognize as expense most transaction and restructuring costs as incurred, rather than include such items in the cost of the acquired entity. For the Company, ASC 805 applies prospectively to business combinations for which the acquisition date is on or after October 1, 2009. The adoption of ASC 805 did not have a material impact on the Company’s financial statements.

Puissant Industries, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Three Months Ended March 31, 2011 and 2010

Note 2—Summary of significant accounting principles (continued)

Concentration of Credit Risk

The Company maintains its cash and cash equivalents in bank deposit accounts, which, at times may exceed federally insured limits.  The Company has not experienced any losses in such accounts.  Management believes the Company is not exposed to any significant credit risk related to cash and cash equivalents.

Note 3—Going Concern

The accompanying financial statements have been prepared assuming that the company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.  As shown in these financial statements, the Company has an accumulated deficit of approximately $103,978 from inception to March 31, 2011, and it does not have significant cash or other material assets, nor does it have operations or a source of revenue sufficient to cover its operating costs, which would allow it to continue as a going concern.  The continued operations of the Company is dependent upon generating profits from operations and raising sufficient capital through placement of its common stock or issuance of debt securities, which would enable the Company to carry out its business plan.

In the event we do not generate sufficient funds from revenues or financing through the issuance of our common stock or from debt financing, we may be unable to fully implement our business plan and pay our obligations as they become due, any of which circumstances would have a material adverse effect on our business prospects, financial condition, and results of operations. The accompanying financial statements do not include any adjustments that might be required

Note 4—Notes Payable: Convertible Promissory Notes

During the three months ended March 31, 2011 and in December 2010, the Company received $37,000 and $27,000, respectively, of proceeds from the issuance of convertible promissory notes with warrants.  The notes bear interest at 10% per annum and is due 24-months from the date of the notes. The note holder has the option to convert the principal due into securities of the Qualifying Transaction entity (a corporate entity with equity securities) at an original price of $1.00 per share; the conversion price was   changed to $0.50 per share in February 2011.  Upon the closing of a Qualifying Transaction, a transaction described as the closing of a purchase of, formation of, merger with, and or acquisition of a corporate entity with equity securities, the Company shall issue to the note holders warrants to purchase shares of common stock at $1.00 per share.  The Company will remain obligated to issue the warrants the earlier of (1) six months from the date of a Qualifying Transaction or (2) on the maturity date of the promissory notes.

During the three months ended March 31, 2011, the note holders exercised their options to convert the principal due into an aggregate of 128,000 shares of the Company’s common stock.

Puissant Industries, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Three Months Ended March 31, 2011 and 2010

Note 5—Income Taxes

At March 31, 2011, the Company had approximately $264,000 of net operating losses (“NOL”) carry-forwards for federal and state income purposes.  These losses are available for future years and expire through 2031.  Utilization of these losses may be severely or completely limited if the Company undergoes an ownership change pursuant to Internal Revenue Code Section 382.

The deferred tax asset is summarized as follows:

A reconciliation of income tax expense computed at the U.S. federal, state, and local statutory rates and the Company’s effective tax rate is as follows:

The Company has taken a 100% valuation allowance against the deferred asset attributable to the NOL carry-forwards of $99,335 at March 31, 2011, due to the uncertainty of realizing the future tax benefits.

Puissant Industries, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Three Months Ended March 31, 2011 and 2010

Note 6—Common Stock

The Company is authorized to issue 90,000,000 shares of common stock with a par value of $0.001. At March 31, 2011 and 2010, 5,788,000 and 50,000 shares were issued and outstanding, respectively.

Note 7—Preferred Stock

The Company is authorized to issue 10,000,000 of preferred stock with a par value of $0.001. At March 31, 2011, no shares were issued or outstanding.

Note 8—Equity

On January 7, 2010 and March 17, 2011, the Company issued 16,667 and 1,733,333 shares, respectively, of its $0.001 par value common stock to Sovereign One, Inc., a Tennessee corporation controlled by Mark Holbrook, President and Director, in exchange for oil and gas leases. We valued these shares at $0.0006 per share. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration transactions by an issuer not involving any public offering.

On January 7, 2010 and March 31, 2011, the Company issued 16,667 and 1,733,333 shares, respectively, of its $0.001 par value common stock Logos Resources, Inc., a Tennessee corporation controlled by Marshall Holbrook, Vice President and Director, in exchange for oil and gas leases. We valued these shares at $0.0006 per share. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration transactions by an issuer not involving any public offering.

On January 7, 2010 and March 31, 2011, the Company issued 16,667 and 1,733,333 shares, respectively, shares of its $0.001 par value common stock to McCrome International, Inc., a Tennessee Corporation controlled by Cora Holbrook, Chief Financial Officer, Secretary, Treasurer and Director in exchange for oil and gas leases. We valued these shares at $0.0006 per share. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration transactions by an issuer not involving any public offering.

On January 1, 2011, The Company issued 20,000 shares of its $0.001 par value common stock to Mark Holbrook, President and Director, in exchange for services rendered as our President. We valued these shares at $0.50 per share. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering.

On January 1, 2011, The Company issued 20,000 shares of its $0.001 par value common stock to Marshall Holbrook, Vice President and Director in exchange for services rendered as our vice president. We valued these shares at $0.50 per share.The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering.

Puissant Industries, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Three Months Ended March 31, 2011 and 2010

Note 8—Equity (continued)

On January 1, 2011, The Company issued 20,000 shares of its $0.001 par value common stock to Marshall Holbrook, Vice President, in exchange for services rendered as our Vice President. We valued these shares at $0.50 per share.  The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration transactions by an issuer not involving any public offering

On January 1, 2011, The Company issued 20,000 shares of $0.001 par value common stock to Cora Holbrook, Chief Financial Officer, Secretary, Treasurer and Director in exchange for services rendered as our Chief Financial Officer, Secretary and Treasurer. We valued these shares at $0.50 per share. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration transactions by an issuer not involving any public offering

During the three months ended March 31, 2011, note holders of the Company’s convertible promissory notes, in the aggregate of $64,000 (See Note 4—Notes Payable: Convertible Promissory Notes) converted their notes into an aggregate of 128,000 shares of the Company’s $0.001 par value common stock. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration transactions by an issuer not involving any public offering.

On March 31, 2011, the Company issued 320,000 shares of its $0.001 par value common stock to consultants  in exchange for consulting services. We valued these shares at $0.50 per share. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering.

Note 9—Related Party

On January 7, 2010 and March 17, 2011, the Company issued 16,667 and 1,733,333 shares, respectively, of its $0.001 par value common stock to Sovereign One, Inc., a Tennessee corporation controlled by Mark Holbrook, President and Director in exchange for oil and gas leases. We valued these shares at $0.0006 per share.

On January 7, 2010 and March 31, 2011, the Company issued 16,667 and 1,733,333 shares, respectively, of its $0.001 par value common stock Logos Resources, Inc., a Tennessee corporation controlled by Marshall Holbrook, Vice President and Director in exchange for oil and gas leases. We valued these shares at $0.0006 per share.

On January 7, 2010 and March 31, 2011, the Company issued 16,667 and 1,733,333 shares, respectively, shares of its $0.001 par value common stock to McCrome International, Inc., a Tennessee Corporation controlled by Cora Holbrook, Chief Financial Officer, Secretary, Treasurer and Director in exchange for oil and gas leases.  We valued these shares at $0.0006 per share.

Note 10—Subsequent Events

Management has evaluated subsequent events through July 10, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
American Resource Management, Inc.
Columbia, Kentucky 42728

I have audited the accompanying balance sheets of American Resource Management, Inc. ("the Company") as of December 31, 2010 and 2009 and the statements of operations, stockholders' equity, and cash flows for the years then ended and for the period from July 6, 2009 (Inception) through December 31, 2010. These financial statements are the responsibility of the Company's management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements.  I was not engaged to perform an audit of its internal control over financial reporting.  My audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audits provided a reasonable basis for my opinion.

In my opinion, these financial statements present fairly, in all material respects, the financial position of American Resource Management, Inc. as of December 31, 2010 and 2009 and the results of its operations and its cash flows for the years then ended and for the period July 6, 2009 (Inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company is in development stage, has experienced losses from operations since inception, and has not established a source of revenue.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in this regard are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Patrick Rodgers, CPA, PA
Patrick Rodgers, CPA, PA
Altamonte Springs, Florida
May 6, 2011
Except Note 1 and
Note 9—July 10, 2011,
Note 4, Note 8 and Note 10—May 24, 2011

AMERICAN RESOURCE MANAGEMENT, INC.
(A Development Stage Company)

BALANCE SHEET

	December 31,
	2010	2009

ASSETS

Current assets

Cash	$10,001	$-

Total current assets	10,001	-

Other assets

Land leases	3,121	-

Total assets	$13,122	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities

Accounts and accrued expenses payable	$28,000	$-

Total current liabilities	28,000	-

Long-term debt	-	-

Notes payable	27,000	-

Total liabilities	55,000	-

Stockholders' deficit

Common stock, $0.001 par value; 50,000 shares
authorized, 50,000 and none issued and outstanding at
December 31, 2010 and 2009, respectively	3,121
Paid-in capital	120	-
Deficit accumulated during development stage	(45,119)	-

Total stockholders' deficit	(41,878)	-

Total liabilities and stockholders' deficit	$13,122	$-

The accompanying footnotes are an integral part of these financial statements.

AMERICAN RESOURCE MANAGEMENT, INC.
(A Development Stage Company)

STATEMENT OF OPEATIONS

			For the
			Period
			July 6, 2009
	Year Ended		(Inception) to
	December 31,		December 31,
	2010	2009	2010

Revenue	$-	$-	$-

Costs and Expenses

Administrative expenses	119	-	119
Professional fees	45,000	-	45,000

Total costs and expenses	45,119	-	45,119

Net loss before income taxes	(45,119)	-	(45,119)

provision for income taxes	-		-

Net loss	$(45,119)	$-	$(45,119)

Net loss per weighted share,
basic and fully diluted	$(0.92)

Weighted average number of common
shares outstanding, basic and fully diluted	49,176

The accompanying footnotes are an integral part of these financial statements.

AMERICAN RESIYRCE MANAGEMENT, INC.
(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

						Deficit
						Accumulated
					Additional	During
	Preferred Stock		Common Stock		Paid-in	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Balance, December 31, 2009	-	$-	-	$-	$-	$-	$-

Shares issued in exchange					-		-
in exchange for land leases			50,000	3,121			3,121

Contribution of capital					120		120

Net loss						(45,119)	(45,119)

Balance, December 31, 2010	-	$-	50,000	$3,121	$120	$(45,119)	$(41,878)

The accompanying footnotes are an integral part of these financial statements.

AMERICAN RESOURCE MANAGEMENT, INC.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

			Period
			July 6, 2009
	Year Ended		(Inception) to
	December 31,		December 31,
	2010	2009	2010

Cash flows from operations

Deficit accumulated during development stage	$(45,119)	$-	$(45,119)

Adjustment to reconcile deficit accumulated during
development stage to cash used in operating activities:
Depreciation and amortization	-		-
Changes in operating assets and liabilities:

Accounts and accrued expenses payable	28,000	-	28,000

Net cash used by operating activities	(17,119)	-	(17,119)

Cash flows from financing activities

Contribution of capital by shareholder	120	-	120
Proceeds from issuance of convertible promissory notes	27,000	-	27,000

Net cash provided by financing activities	27,120	-	27,120

Net increase (decrease) in cash	10,001	-	10,001
Cash, beginning of period	-	-	-

Cash, end of period	$10,001	$-	$10,001

Supplemental disclosure of cash flow information:

Cash paid during the period for:

Income taxes	$-	$-	$-

Interest	$-	$-	$-

Non-cash investing and financing transactions:

Issuance of 50,000 shares of common stock in
exchange for oil and gas leases	$3,121	$-	$3,121

The accompanying footnotes are an integral part of these financial statements.

American Resource Management, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Year Ended December 31, 2010 and 2009

Note 1—Description of Business and Corporate Information

Organization

American Resource Management, Inc. (the “Company”) was organized as a Wyoming corporation on July 6, 2009.  As of December 31, 2010 the Company was located in Columbia, Kentucky, in Adair County.

The Company has not commenced significant operations, and in accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915, “Development Stage Entity,” the Company is considered a development stage company.

The Company is an oil and natural gas exploration, development and production company geographically focused on the onshore United States. The Company currently has 39 wells assigned to it with over 2,565 acres available for drilling and exploration. The Company is in the process of redomiciling to the State of Florida and changing its name to Puissant Industries, Inc.

Accounting period

The Company has adopted an annual accounting period of January through December.

Note 2—Summary of significant accounting principles

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates particularly significant to the financial statements include the following:

As fair value is a market-based measurement, it is determined based on the assumptions that market participants would use. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Such estimates and assumptions are adjusted when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from these estimates. Any changes in estimates resulting from continuous changes in the economic environment will be reflected in the financial statements in future periods.

American Resource Management, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Year Ended December 31, 2010 and 2009

Note 2—Summary of significant accounting principles (continued)

Use of estimates (continued)

There are numerous uncertainties in estimating the quantity of reserves and in projecting the future rates of production and timing of development expenditures, including future costs to dismantle, dispose and restore our properties. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way.

Cash and cash equivalents

The Company considers short-term interest bearing investments with initial maturities of three months or less to be cash equivalents. Cash and cash equivalents consist of cash in banks, free credit on investment accounts and money market accounts.

Foreign currency translation

The Company complies with Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 830, “foreign Currency Maters.” Monetary items are translated at the exchange rate in effect at the balance sheet date; non-monetary items are translated at historical exchange rates. Income and expense items are translated at the average exchange rate for the year. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Property and equipment

Property and equipment is stated at cost less accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Repairs and maintenance are expensed as incurred while betterments and improvements are capitalized. When items are sold or retired, the related cost and accumulated depreciation is removed from the accounts and any gain or loss is included in operations.

The Company provides for depreciation and amortization over the following estimated useful lives:

American Resource Management, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Year Ended December 31, 2010 and 2009

Note 2—Summary of significant accounting principles (continued)

Oil and Gas Properties

Oil and gas investments are accounted for by the successful efforts method of accounting.  Accordingly, the costs incurred to acquire property (proved and unproved), all development costs, and successful exploratory costs are capitalized, whereas the costs of unsuccessful exploratory wells are expensed.

Land Leases

Under the terms of the Oil and Gas Lease Assignments (“Land Leases”), royalty payments required to be made by the Company to the land owners represent twelve and one-half percent (12.5%) of eight/eights (8/8s) of total revenue.  This leaves eighty-seven and one-half percent (87.5%) as net revenue interest, which represents the basis of one hundred percent (100%) working interest.

Depletion

The provision for depletion of proved oil and gas properties is calculated on the units-of-production method, whereby capitalized costs, as adjusted for future development costs and asset retirement obligations, are amortized over the total estimated proved reserves. The Company calculates depletion on a quarterly basis.

Inventories

Inventories, consisting primarily of tubular goods and other well equipment held for use in the development and production of natural gas and crude oil reserves, are carried at the lower of cost or market, on a first-in first-out basis. Adjustments are made from time to time to recognize, as appropriate, any reductions in value.

Unproved Properties

Investments in unproved properties are not depleted pending determination of the existence of proved reserves. Unproved properties are assessed periodically to ascertain whether there is a probability of obtaining proved reserves in the future. When it is determined these properties have been promoted to a proved reserve category or there is no longer any probability of obtaining proved reserves from the properties, the costs associated with these properties is transferred into the amortization base to be included in depletion calculations. Unproved properties whose costs are individually significant are assessed individually by considering the primary lease terms of the properties, the holding period of the properties, and geographic and geological data obtained relating to the properties. Where it is not practicable to assess properties individually as their costs are not individually significant, such properties are grouped for purposes of the periodic assessment.

American Resource Management, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Year Ended December 31, 2010 and 2009

Note 2—Summary of significant accounting principles (continued)

Long-Lived Assets

In accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 360 “Property, Plant, and Equipment,” the Company records impairment losses on long-lived assets such as oil and gas properties and equipment used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts.  There were no impairment charges during the year ended December 31, 2010.

Impairment of unproved oil and gas properties are determined by FASB ASC Topic 932, “Extractive Activities—Oil and Gas.”

Fair Value of Financial Instruments

The fair values of the Company’s assets and liabilities that qualify as financial instruments under FASB ASC Topic 825, “Financial Instruments,” approximate their carrying amounts presented in the accompanying balance sheet at December 31, 2010.

Market Risk

Our activities primarily consist of acquiring, owning, enhancing and producing oil and gas properties. The future results of our operations, cash flows and financial condition may be affected by changes in the market price of oil and natural gas. The availability of a ready market for oil and natural gas products in the future will depend on numerous factors beyond our control, including weather, imports, marketing of competitive fuels, proximity and capacity of oil and natural gas pipelines and other transportation facilities, any oversupply or undersupply of oil, natural gas and liquid products, the regulatory environment, the economic environment and, other regional and political events, none of which can be predicted with certainty.

Oil and Gas Reserve Quantities

Reserves and their relation to estimated future net cash flows impact our depletion and impairment calculations. As a result, adjustments to depletion are made concurrently with changes to reserve estimates. We disclose reserve estimates, and the projected cash flows derived from these reserve estimates, in accordance with SEC guidelines. Our independent engineers will also adhere to the SEC definitions when preparing their reserve reports.

Asset Retirement Obligations

We have significant obligations to plug and abandon oil and natural gas wells and related equipment at the end of oil and natural gas production operations. We incur these liabilities upon acquiring or drilling a well. GAAP requires entities to record the fair value of a liability for an asset retirement obligation (“ARO”) in the period in which it is incurred with a corresponding increase in the carrying amount of the related long-lived asset. Over time, changes in the present value of the liability are accreted and expensed. The capitalized asset costs are depleted as a component of the full cost pool. The fair values of additions to

American Resource Management, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Year Ended December 31, 2010 and 2009

Note 2—Summary of significant accounting principles (continued)

Asset Retirement Obligations (continued)

the ARO liability is estimated using present value techniques that convert future cash flows to a single discounted amount. Significant inputs to the valuation include estimates of: (i) plug and abandonment costs per well based on existing regulatory requirements; (ii) remaining life per well; (iii) inflation factors; and (iv) a credit-adjusted risk free rate. Future revisions to ARO estimates will impact the present value of existing ARO liabilities and corresponding adjustments will be made to the capitalized asset retirement costs balance. Upon settlement of the liability, we report a gain or loss to the extent the actual costs differ from the recorded liability.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740 “Income Taxes,” which requires accounting for deferred income taxes under the asset and liability method.  Deferred income tax asset and liabilities are computed for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on the enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized.

The determination of the Company’s provision for income taxes requires significant judgment, the use of estimates, and the interpretation and application of complex tax laws.  Significant judgment is required in assessing the timing and amounts of deductible and taxable items and the probability of sustaining uncertain tax positions.  The benefits of uncertain tax positions are recorded in the Company’s financial statements only after determining a more-likely-than-not probability that the uncertain tax positions will withstand challenge, if any, from tax authorities.  When facts and circumstances change, the Company reassesses these probabilities and records any changes in the financial statements as appropriate.  Accrued interest and penalties related to income tax matters are classified as a component of income tax expense.

In accordance with GAAP, the Company is required to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The Company files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. state and local jurisdictions. . The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.  De-recognition of a tax benefit previously recognized could result in the Company recording a tax liability that would reduce stockholders’ equity. This policy also provides guidance on thresholds, measurement, de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition that is intended to provide better financial statement comparability among different entities.  It must be

American Resource Management, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Year Ended December 31, 2010 and 2009

Note 2—Summary of significant accounting principles (continued)

Income Taxes (continued)

applied to all existing tax positions upon initial adoption and the cumulative effect, if any, are to be reported as an adjustment to stockholder’s equity as of January 1, 2009.  Based on its analysis, the Company has determined that the adoption of this policy did not have a material impact on the Company’s financial statements upon adoption. However, management’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

Interest and Penalty Recognition on Unrecognized Tax Benefits

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Comprehensive Income

The Company complies with FASB ASC Topic 220, “Comprehensive Income,” which establishes rules for the reporting and display of comprehensive income (loss) and its components.

Loss Per Common Share

The Company complies with the accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share.” Basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period.  Diluted loss per common share incorporates the dilutive effect of common stock equivalents on an average basis during the period.  The calculation of diluted net loss per share excludes 96,000 warrants as of December 31, 2010 since their effect is anti-dilutive.

Stock-Based Compensation

The Company complies with FASB ASC Topic 718 “Compensation – Stock Compensation,” which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. FASB ASC Topic 718 focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  FASB ASC Topic 718 requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions).  That cost will be recognized over the period during which an employee is required to provide service in exchange for the award the requisite service period (usually the vesting period).  No compensation costs are recognized for equity instruments for which employees do not render the requisite service.  The grant-date fair value of employee share options and similar instruments will be

American Resource Management, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Year Ended December 31, 2010 and 2009

Note 2—Summary of significant accounting principles (continued)

Stock-Based Compensation (continued)

estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available).  If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification.  No stock-based compensation expense under FASB ASC 718 was recorded during the year ended December 31, 2010.

Valuation of Investments in Securities at Fair Value—Definition and Hierarchy

FASB ASC Topic 820 “Fair Value Measurements and Disclosures” provides a framework for measuring fair value under generally accepted accounting principles in the United States and requires expanded disclosures regarding fair value measurements.  ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Company uses various valuation approaches.  In accordance with GAAP, a fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.  Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company.  Unobservable inputs reflect the Company’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.  FASB ASC Topic 820 establishes a three-tiered fair value hierarchy that prioritizes inputs to valuation techniques used in fair value calculations, as follows:

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.  Valuation adjustments and block discounts are not applied to Level 1 securities.  Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary from security to security and is affected by a wide variety of factors including, the type of security, whether the security is new and not yet established in the marketplace, and other characteristics particular to the transaction.  To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment.  Those estimated values do not necessarily represent the amounts that may be ultimately realized due to the occurrence of future circumstances that cannot be reasonably determined.

American Resource Management, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Year Ended December 31, 2010 and 2009

Note 2—Summary of significant accounting principles (continued)

Valuation of Investments in Securities at Fair Value—Definition and Hierarchy (continued)

Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the securities existed. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for securities categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement.

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure.  Therefore, even when market assumptions are not readily available, the Company’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date.  The Company uses prices and inputs that are current as of the measurement date, including periods of market dislocation.  In periods of market dislocation, the observability of prices and inputs may be reduced for many securities.  This condition could cause a security to be reclassified to a lower level within the fair value hierarchy.

Valuation Techniques

The Company values investments in securities that are freely tradable and are listed on a national securities exchange or reported on the NASDAQ national market at their last sales price as of the last business day of the year.  At December 31, 2010, all of the Company had no investments classified as securities owned on the balance sheet.

Certificate of Deposits

The fair values of the bank certificate of deposits are based on the face value of the certificate of deposits.

American Resource Management, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Year Ended December 31, 2010 and 2009

Note 2—Summary of significant accounting principles (continued)

Recently Adopted Accounting Pronouncements

In December 2010, FASB issued ASC ASU 2010-28, “When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts (Topic 350) — Intangibles — Goodwill and Other.” ASU 2010-28 amends the criteria for performing Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts and requires performing Step 2, if qualitative factors indicate that it is more likely than not that goodwill impairment exists. The amendments to this Update are effective for the Company in the first quarter of 2011. Any impairment to be recorded upon adoption will be recognized as an adjustment to our beginning retained earnings. The pending adoption of ASU 2010-28 is not expected to have any financial impact on the on our financial statements.

In January 2010, the FASB issued Accounting Standards Update 2010-06, “Fair Value Measurements and Disclosures (Topic 820) - Improving Disclosures about Fair Value Measurements” (ASU 2010-06), to require new disclosures related to transfers into and out of Levels 1 and 2 of the fair value hierarchy and additional disclosure requirements related to Level 3 measurements.  The guidance also clarifies existing fair value measurement disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value.  The additional disclosure requirements are effective for the first reporting period beginning after December 15, 2009, except for the additional disclosure requirements related to Level 3 measurements, which are effective for fiscal years beginning after December 15, 2010.  The adoption of the additional requirements is not expected to have any financial impact on the Company’s financial statements.

In December 2009, the FASB issued Accounting Standards Update (ASU) 2009-17, “Consolidations (FASB ASC Topic 810) - Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” which codifies FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). ASU 2009-17 represents a revision to former FASB Interpretation No. 46 (Revised December 2003), “Consolidation of Variable Interest Entities,” and changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity’s purpose and design and the reporting entity’s ability to direct the activities of the other entity that most significantly impact the other entity’s economic performance.  ASU 2009-17 also requires a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity will be required to disclose how its involvement with a variable interest entity affects the reporting entity’s financial statements.  ASU 2009-17 is effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009, or the Company’s fiscal year beginning January 1, 2010. Early application is not permitted. We have not yet determined the impact, if any, which of the provisions of ASU 2009-15 may have on the Company’s financial statements.

American Resource Management, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Year Ended December 31, 2010 and 2009

Note 2—Summary of significant accounting principles (continued)

Recently Adopted Accounting Pronouncements (continued)

On October 1, 2009, the Company adopted FASB ASC Topic 820-10 (ASC 820-10), “Fair Value Measurements and Disclosures,” for nonfinancial assets and liabilities that are not recognized or disclosed at fair value in the financial statements on a recurring basis. The adoption of ASC 820-10 did not have a material impact on the Company’s financial statements.

In August 2009, the FASB issued Accounting Standards Update 2009-05 (ASU 2009-05), “Fair Value Measurements and Disclosures (Topic 820) – Measuring Liabilities at Fair Value,” to amend FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” to provide guidance on the measurement of liabilities at fair value.  The guidance provides clarification that in circumstances in which a quoted market price in an active market for an identical liability is not available, an entity is required to measure fair value using a valuation technique that uses the quoted price of an identical liability when traded as an asset or, if unavailable, quoted prices for similar liabilities or similar assets when traded as assets.  If none of this information is available, an entity should use a valuation technique in accordance with existing fair valuation principles.  The Company adopted the guidance in 2009, and there was no material impact on the Company’s financial statements or related footnotes.

In June 2009, the FASB issued the FASB Accounting Standards Codification (the “Codification”) and a new Hierarchy of Generally Accepted Accounting Principles which establishes only two levels of GAAP: authoritative and nonauthoritative. The Codification is now the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP, except for rules and interpretive releases of the SEC, which are additional sources of authoritative GAAP for SEC registrants. All other nongrandfathered, non-SEC accounting literature not included in the Codification will become nonauthoritative. The Codification is effective for financial statements for interim or annual reporting periods ending after September 15, 2009. The Company adopted the new guidelines and numbering system prescribed by the Codification when referring to GAAP in the first quarter of 2010. The application of the Codification did not have an impact on the Company’s financial statements; however, all references to authoritative accounting literature will now be references in accordance with the Codification.

In May 2009, the FASB issued authoritative guidance for subsequent events, now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued.  The guidance sets forth the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.  The guidance also requires the disclosure of the date through which an entity has evaluated subsequent events and whether this date represents the date the financial statements were issued or were available to be issued.  The Company adopted this guidance in 2010 with no significant impact on the Company’s financial statements or related footnotes.

American Resource Management, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Year Ended December 31, 2010 and 2009

Note 2—Summary of significant accounting principles (continued)

Recently Adopted Accounting Pronouncements (continued)

In April 2009, the FASB provided additional guidance for estimating fair value in accordance with FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” when the volume and level of activity for the asset or liability have significantly decreased.  This additional guidance re-emphasizes that regardless of market conditions the fair value measurement is an exit price concept and clarifies and includes additional factors to consider in determining whether there has been a significant decrease in market activity for an asset or liability. This guidance also provides additional clarification on estimating fair value when the market activity for an asset or liability has declined significantly.  The scope of this guidance does not include assets and liabilities measured under quoted prices in active markets.  This guidance is applied prospectively to all fair value measurements where appropriate and will be effective for interim and annual periods ending after June 15, 2009.  The adoption of the provisions of this guidance did not have any material impact on the Company’s financial statements.

In April 2009, FASB issued FSP FAS 107-1 and APB 28-1, now codified in FASB ASC Topic 825-10-65, “Interim Disclosures about Fair Value of Financial Instruments,” which amends U.S. GAAP to require entities to disclose the fair value of financial instruments in all interim financial statements.  The additional requirements of this guidance also require disclosure of the method(s) and significant assumptions used to estimate the fair value of those financial instruments.  Previously, these disclosures were required only in annual financial statements.  The additional requirements of this guidance are effective for interim reporting periods ending after June 15, 2009.  The adoption of the additional requirements did not have any financial impact on the Company’s financial statements.

In April, 2009, the FASB issued ASC Topic 320-10 (ASC 320-10), “Recognition and Presentation of Other-Than-Temporary Impairments,” which provides additional guidance designed to create greater clarity and consistency in accounting for and presenting impairment losses on securities. ASC Topic 320-10 provides greater clarity to investors about the credit and noncredit components of impaired debt securities that are not expected to be sold. The measure of impairment in comprehensive income remains fair value. This statement also requires more timely disclosures and an increase in disclosures regarding expected cash flows, credit losses, and an aging of securities with unrealized losses. We adopted these statements January 1, 2010 without material effect on our financial statements.

On January 1, 2010, the Company adopted FASB ASC Topic 805 (ASC 805), “Business Combinations,” which generally requires an acquirer to recognize the identifiable assets acquired, liabilities assumed, contingent purchase consideration and any noncontrolling interest in the acquiree at fair value on the date of acquisition. It also requires an acquirer to recognize as expense most transaction and restructuring costs as incurred, rather than include such items in the cost of the acquired entity. For the Company, ASC 805 applies prospectively to business combinations for which the acquisition date is on or after October 1, 2009. The adoption of ASC 805 did not have a material impact on the Company’s financial statements.

American Resource Management, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Year Ended December 31, 2010 and 2009

Note 2—Summary of significant accounting principles (continued)

Concentration of Credit Risk

The Company maintains its cash and cash equivalents in bank deposit accounts, which, at times may exceed federally insured limits.  The Company has not experienced any losses in such accounts.  Management believes the Company is not exposed to any significant credit risk related to cash and cash equivalents.

Note 3—Going Concern

The accompanying financial statements have been prepared assuming that the company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.  As shown in these financial statements, the Company has an accumulated deficit of approximately $42,000 from inception to December 31, 2010, and it does not have significant cash or other material assets, nor does it have operations or a source of revenue sufficient to cover its operating costs, which would allow it to continue as a going concern.  The continued operations of the Company is dependent upon generating profits from operations and raising sufficient capital through placement of its common stock or issuance of debt securities, which would enable the Company to carry out its business plan.

In the event we do not generate sufficient funds from revenues or financing through the issuance of our common stock or from debt financing, we may be unable to fully implement our business plan and pay our obligations as they become due, any of which circumstances would have a material adverse effect on our business prospects, financial condition, and results of operations. The accompanying financial statements do not include any adjustments that might be required

Note 4—Notes Payable: Convertible Promissory Notes

In December 2010, the Company received $27,000 of proceeds from the issuance of several convertible promissory notes with warrants.  The notes bear interest at 10% per annum and are due 24-months from the date of the notes. The note holder has the option to convert the principal due into securities of the Qualifying Transaction entity (a corporate entity with equity securities) at price of $1.00 per share.  Upon the closing of a Qualifying Transaction, a transaction described as the closing of a purchase of, formation of, merger with, and or acquisition of a corporate entity with equity securities, the Company shall issue to the note holders warrants to purchase shares of common stock at $1.00 per share; the conversion price was changed to $0.50 per share in February 2011.  The Company will remain obligated to issue the warrants the earlier of (1) six months from the date of a Qualifying Transaction or (2) on the maturity date of the promissory notes.

American Resource Management, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Year Ended December 31, 2010 and 2009

Note 5—Income Taxes

At December 31, 2010, the Company had approximately $46,000 of net operating losses (“NOL”) carry-forwards for federal and state income purposes.  These losses are available for future years and expire through 2030.  Utilization of these losses may be severely or completely limited if the Company undergoes an ownership change pursuant to Internal Revenue Code Section 382.

The deferred tax asset is summarized as follows:

A reconciliation of income tax expense computed at the U.S. federal, state, and local statutory rates and the Company’s effective tax rate is as follows:

The Company has taken a 100% valuation allowance against the deferred asset attributable to the NOL carry-forwards of $17,310 at December 31, 2010, due to the uncertainty of realizing the future tax benefits.

American Resource Management, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Year Ended December 31, 2010 and 2009

Note 6—Common Stock

The Company is authorized to issue 50,000 shares of common stock with no par value. At December 31, 2010, all 50,000 shares were issued and outstanding.

Note 7—Preferred Stock

As of December 31, 2010, the Company was not authorized to issue preferred stock.

Note 8—Equity

On January 7, 2010, the Company issued 16,667 shares of its no par value common stock to Sovereign One, Inc., a Tennessee corporation controlled by Mark Holbrook, President and Director, in exchange for oil and gas leases. We valued these shares at $0.0006 per share. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration transactions by an issuer not involving any public offering.

On January 7, 2010, the Company issued 16,667 shares of its no par value common stock to Logos Resources, Inc. a Tennessee corporation controlled by Marshall Holbrook, Vice President and Director, in exchange for oil and gas leases. We valued these shares at $0.0006 per share. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration transactions by an issuer not involving any public offering.

On January 7, 2010, the Company issued 16,666 shares of its no par value common stock to McCrome International, a Tennessee Corporation controlled by Cora Holbrook, Chief Financial Officer, Secretary, Treasurer and Director, in exchange for oil and gas leases. We valued these shares at $0.0006 per share. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration transactions by an issuer not involving any public offering.

Note 9—Related Party

On January 7, 2010 and March 17, 2011, the Company issued 16,667 and 1,733,333 shares, respectively, of its $0.001 par value common stock to Sovereign One, Inc., a Tennessee corporation controlled by Mark Holbrook, President and Director, in exchange for oil and gas leases. We valued these shares at $0.0006 per share.

On January 7, 2010 and March 31, 2011, the Company issued 16,667 and 1,733,333 shares, respectively, of its $0.001 par value common stock Logos Resources, Inc., a Tennessee corporation controlled by Marshall Holbrook, Vice President and Director, in exchange for oil and gas leases. We valued these shares at $0.0006 per share.

On January 7, 2010 and March 31, 2011, the Company issued 16,667 and 1,733,333 shares, respectively, shares of its $0.001 par value common stock to McCrome International, Inc., a Tennessee Corporation controlled by Cora Holbrook, Chief Financial Officer, Secretary, Treasurer and Director, in exchange for oil and gas leases. We valued these shares at $0.0006 per share.

American Resource Management, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Year Ended December 31, 2010 and 2009

Note 9—Related Party (continued)

On December 27, 2010, the Company entered into a convertible promissory note for $3,500, which converted into 7,000 shares of common stock on February 7, 2011, with McCrome International, Inc. a Tennessee corporation controlled by Cora Holbrook, Chief Financial Officer, Secretary, Treasurer and Director of the Company.

On December 31, 2010, the Company entered into a convertible promissory note for $3,500, which converted into 7,000 shares of common stock on February 7, 2011, with Logos Resources, Inc., a Tennessee corporation controlled by Marshall Holbrook, Vice President and Director of the Company.

On December 31, 2010, the Company entered into a convertible promissory note for $3,500, which converted into 7,000 shares of common stock on February 7, 2011, with Sovereign One, Inc., a Tennessee corporation controlled by Mark Holbrook, President and Director of the Company.

On January 1, 2011, The Company issued 20,000 shares of its $0.001 par value common stock to Mark Holbrook, President and Director, in exchange for services rendered as our president.  We valued these shares at $0.50

On January 1, 2011, The Company issued 20,000 shares of its $0.001 par value common stock to Marshall Holbrook, Vice President and Director in exchange for services rendered as our vice president. We valued these shares at $0.50

On January 1, 2011, The Company issued 20,000 shares of its $0.001 par value common stock to Mellissa Holbrook, in exchange for services rendered as our vice president. We valued these shares at $0.50

On January 1, 2011, The Company issued 20,000 shares of $0.001 par value common stock to Cora Holbrook, secretary, treasurer and director in exchange for services rendered as our secretary and treasurer. We valued these shares at $0.50

The Company is related to several other entities by virtue of common ownership and control, which includes stockholders, employees, attorneys, consultants or companies owned by attorneys, consultants, and family members.

Note 10—Subsequent Events

Between January 2011 and March 31, 2011, the Company received $37,000 in proceeds from the issuance of several convertible promissory notes with warrants, which converted into an aggregate of 74,000 shares of the Company’s $0.001 par value common stock on March 31, 2011. The terms of these notes are exactly the same as the terms of the convertible promissory notes described in Note 4—Notes Payable: Convertible Promissory Notes.

On January 1, 2011, the Company entered into a Well Services Agreement (“Agreement”) with A.D.I.D Corporation, a Kentucky corporation controlled by Marshall Holbrook, a vice president of the Company.  The Agreement provides for A.D.I.D will act as the operator for the Company’s oil and gas wells, pipelines, and compressor station and leases.

On February 7, 2011, the debt holders of the convertible promissory notes exercised their option to convert their debt instruments into equity of the Company.

On March 17, 2011, the Company completed the process of changing its domicile from Wyoming to Florida and changing its name to Puissant Industries, Inc.  The new Articles of Incorporation provide that the Company is authorized to issue 90 million shares of common stock with a par value of $0.001 and 10 million shares of preferred stock with a par value of $0.001.

On March 17, 2011, the Company issued 5,200,000 shares of its $0.001 par value common stock to related parties in exchange for oil and gas leases (See Note 8—Equity).

On March 28, 2011, the Company entered in an agreement with Fred Akers, to provide pipeline, gathering system and compressor station services.  The agreement expires on March 28, 2012.

American Resource Management, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Year Ended December 31, 2010 and 2009

Note 10—Subsequent Events (continued)

On March 31, 2011, the Company issued 320,000 and 80,000 shares of its common stock to consultants for consulting and professional services and founding shareholders for services rendered, respectively.

Management has evaluated subsequent events through July 10, 2011, the date of which the financial statements were available to be issued.

__________
Common Stock
PUISSANT INDUSTRIES, INC.
PROSPECTUS
________, 2011

Selling shareholders are offering up to 107,000 shares of common stock. The selling shareholders will offer their shares at $2.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the OTC Bulletin Board.

Dealer Prospectus Delivery Obligation

Until month/day/year (90 days from the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II-INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Section 607.0850 of the Florida Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Florida law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this Prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

Item	Amount
SEC Registration Fee	$14.86
Legal Fees and Expenses	$45,000
Accounting Fees and Expenses*	$6,750
Miscellaneous*	$0.00
Total*	$51,764
*Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

On January 7, 2010, we issued an aggregate of 5,250,000 common shares as follows, (i) 16,667 common shares on January 7, 2010 and 1,677,833 common shares on March 17, 2011 to Sovereign One, Inc., a Tennessee Corporation controlled by our President and Director, Mark Holbrook; (ii) 16,667 common shares on January 7, 2010 and 1,677,833 common shares on March 17, 2011 to Logos Resources, Inc., a Tennessee Corporation controlled by our Vice President and Director Marshall Holbrook and of 16,667 common shares on January 7, 2010; and (iii) 1,677,833 common shares on March 17, 2011 to McCrome International, Inc., a Tennessee Corporation controlled by our Chief Financial Officer, Secretary, Treasurer and Director, Cora J. Holbrook . In exchange for our issuance of an aggregate of 5,250,000 A.D.I.D. Corporation, a Kentucky Corporation controlled by Marshall Holbrook assigned a100% ownership in (a) 34,000 of 2-inch natural gas pipeline and 60,000 feet of 4-inch natural gas pipeline, compressor stations, right of ways and easements located in Clay and Laurel Counties, Kentucky, and (b) 59,000 feet of 2-inch natural gas pipeline and 10,000 feet of 4-inch natural gas pipeline, compressor stations, right of ways and easements located in Whitley County, Kentucky; and a 100% working interest and an 85% net revenue interests of 39 oil and gas wells and leases (the “Wells”) in Kentucky.

From September 25, 2010 through March 29, 2011, we offered and sold $64,000 of convertible promissory notes with attached warrants. All notes were funded with cash payment and no notes were issued for services. Each note was convertible into common shares at price of $1.00 per share. On March 17, 2011 our board of directors by corporate resolution reduced the conversion price from $1.00 per share to $.50 per share in order to promote goodwill and loyalty with the note holders. September 17, 2011, we are obligated to grant each note holder 1500 warrants for every $500 invested for an aggregate of 192,000 warrants. The warrant holder may convert each one (1) warrant into one (1) common share at the price of $1.00 per share from March 17, 2012 until the close of business on the date which is two years after the date of the holder’s convertible note. We issued an aggregate of 128,000 common shares on March 17, 2011 upon conversion of all outstanding notes in the amount of $64,000.

On September 25, 2010, we sold Roger L. Nail and Jeannette Nail a convertible note in the amount of $10,000.00 and the right to receive 30,000 warrants. On March 17, 2011, he converted the note into 20,000 shares of our common stock.

On October 21, 2010, we sold Dale Bradshaw and Pamela Shepp a convertible note in the amount of $5,000.00 and the right to receive 15,000 warrants. On March 17, 2011, he converted the note into 10,000 shares of our common stock.

On November 3, 2010, we issued 125,000 shares of our common stock to Hamilton & Associates Law Group, a Florida corporation controlled by Brenda Hamilton, in exchange for legal services rendered to us. We valued these shares at $.50 per share.

On November 3, 2010, we issued 75,000 shares of our common stock to Williams Law Group, a Florida corporation controlled by Michael T. Williams in exchange for legal services rendered to us. We valued these shares at $.50 per share.

On November 27, 2010, we sold Emily S. Holbrook a convertible note in the amount of $5,000.00 and the right to receive 15,000 warrants. On March 17, 2011, she converted the note into 10,000 shares of our common stock.

On November 28, 2010, we sold Robert R. Weaver and Roxaline V. Weaver a convertible note in the amount of $5,000.00 and the right to receive 15,000 warrants. On March 17, 2011, they converted the note into 10,000 shares of our common stock.

On December 27, 2010, we sold McCrome International, Inc., a Tennessee corporation controlled by Cora J Holbrook, a convertible note in the amount of $3,500.00 which it converted the note into 7,000 shares of our common stock.

On December 31, 2010, we sold Sovereign One, Inc., a Tennessee corporation controlled by Mark Holbrook, a convertible note in the amount of $3,500.00 which it converted 7,000 shares of our common stock.

On January 1, 2011 we issued 20,000 shares of our common stock to Marshall Holbrook in exchange for services rendered. We valued these shares at $.50 per share.

On January 1, 2011, we issued 20,000 shares of our common stock to Mark Holbrook in exchange for services rendered. We valued these shares at $.50 per share.

On January 1, 2011, we issued 20,000 shares of our common stock to Cora Holbrook in exchange for services rendered. We valued these shares at $.50._

On January 1, 2011, we issued 20,000 shares of our common stock to Mellissa Holbrook, the spouse of Marshall Holbrook in exchange for services rendered.

On January 18, 2011, we sold Jeannette Nail a convertible note in the amount of $5,000.00 and the right to receive 15,000 warrants. On March 17, 2011, they converted the note into 10,000 shares of our common stock.

On January 21, 2011, we sold Velimir Jurisic a convertible note in the amount of $5,000.00 and the right to receive 15,000 warrants. On March 17, 2011, he converted the note into 10,000 shares of our common stock.

On January 26, 2011, we sold Logos Resources, Inc., a Tennessee corporation controlled by Marshall Holbook, a convertible note in the amount of $3,500.00 which it converted the note into 7,000 shares of our common stock.

On January 27, 2011, we sold Thaddeus S. Vance and Patty A. Vance a convertible note in the amount of $5,000.00 and the right to receive 15,000 warrants. On March 17, 2011, they converted the note into 10,000 shares of our common stock.

On January 27, 2011, we issued 25,000 shares of our common stock to Eglington Investments, Inc., a Florida corporation controlled by Marli Barbarosh, Lori Barbarosh and Liana Barbarosh, in exchange for consulting services rendered. We valued these shares at $.50 per share.

On January 27, 2011, we issued 25,000 shares of our common stock to Empire Global Advisory Services, LLC, a Florida limited liability company controlled by The Barbarosh Family Irrevocable Trust, in exchange for accounting advisory services rendered. We valued these shares at $.50 per share.

On January 27, 2011, we issued 25,000 shares of our common stock to Bridle Path Investments I, LLC, a Florida limited liability company controlled by Marli Barbarosh, in exchange for oil industry advisory services rendered. We valued these shares at $.50 per share.

On January 27, 2011, we issued 25,000 shares of our common stock Croft Investments Limited Partnership, a Delaware limited partnership, an entity controlled by Milton and Ricki Barbarosh in exchange for corporate structuring services. We valued these shares at $.50 per share.

On January 29, 2011, we sold Robert Ketchum and Karen Ketchum a convertible note in the amount of $5,000.00 and the right to receive 15,000 warrants. On March 17, 2011, they converted the note into 10,000 shares of our common stock.

On January 31, 2011, we sold Richard Heard and Kathryn Ketchum Heard a convertible note in the amount of $5,000.00 and the right to receive 15,000 warrants. On March 17, 2011, they converted the note into 10,000 shares of our common stock.

On February 2, 2011, we sold Michael Ketchum and Christa Ketchum a convertible note in the amount of $5,000.00 and the right to receive 15,000 warrants. On March 17, 2011, they converted the note into 10,000 shares of our common stock.
On February 7, 2011, we sold Victoria Noelle Bewley a convertible note in the amount of $200.00 and the right to receive 600 warrants. On March 17, 2011, she converted the note into 400 shares of our common stock.

On February 7, 2011, we sold Brianna Marie Hinds Irrevocable Trust a convertible note in the amount of $200.00 and the right to receive 600 warrants. On March 17, 2011, she converted the note into 400 shares of our common stock.

On February 7, 2011, we sold Grayson Simonetti Irrevocable Trust a convertible note in the amount of $200.00 and the right to receive 600 warrants. On March 17, 2011, he converted the note into 400 shares of our common stock.

On February 7, 2011, we sold Roxaline Holbrook Bewley a convertible note in the amount of $400.00 and the right to receive 1,200 warrants. On March 17, 2011, she converted the note into 800 shares of our common stock.

On February 7, 2011, we sold Emma Elizabeth Holbrook Irrevocable Trust a convertible note in the amount of $200.00 and the right to receive 600 warrants. On March 17, 2011, she converted the note into 200 shares of our common stock.

On February 27, 2011, we sold Isabelle Claire Holbrook Irrevocable Trust a convertible note in the amount of $200.00 and the right to receive 600 warrants. On March 17, 2011, she converted the note into 400 shares of our common stock.

On February 27, 2011, we sold Garrett Blair White Irrevocable Trust a convertible note in the amount of $200.00 and the right to receive 600 warrants. On March 17, 2011, he converted the note into 400 shares of our common stock.

On March 25, 2011, we sold E. Bennett Robinson and L. Elizabeth Robinson a convertible note in the amount of $500.00 and the right to receive 1,500 warrants. On March 25, 2011, they converted the note into 1000 shares of our common stock.

On March 28, 2011, we sold Bonnie Lou Valentine converted a convertible note in the amount of $250.00 and the right to receive 750 warrants. On March 28, 2011, she converted the note into 500 shares of our common stock.

On March 28, 2011, we sold Charlene L. Holbrook a convertible note in the amount of $400.00 and the right to receive 1,200 warrants. On March 28, 2011, she converted the note into 500 shares of our common stock.

On March 28, 2011, we issued 20,000 shares to Fred Akers in exchange for pipeline, gathering system and compressor station services. We valued these shares at $.50 per share.

On March 29, 2011, we sold Anthony Akers a convertible note in the amount of $250.00 and the right to receive 750 warrants. On March 29, 2011, he converted the note into 500 shares of our common stock.

On March 29, 2011, we sold Gina F. Sears a convertible note in the amount of $250.00 and the right to receive 750 warrants. On March 29, 2011, she converted the note into 500 shares of our common stock.

On March 29, 2011, we sold Tristan James Hall a convertible note in the amount of $250.00 and the right to receive 750 warrants. On March 29, 2011, he converted the note into 500 shares of our common stock.

We relied upon Sections 4(2) and 4(6) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder, as amended (“the Act”) in connection with the offer and sale of the notes and the common shares issued in conversion of the notes. We believe these exemptions were available because:

•	our officers and director had a pre-existing relationship with each person;
•	the certificates were marked with a restrictive legend setting forth the restrictions on transferability; and
•	Each investor or their representative was an accredited investor.

EXHIBITS

Exhibit Number
3.1 3.2	Articles of Incorporation of Puissant Industries, Inc.* Certificate of domestication Florida Articles of Incorporation*

3.3	Bylaws of Puissant Industries, Inc.*

5.1	Legal Opinion of the Law Office of Hamilton & Associates Law Group, PA*

10.1	Form of Convertible Promissory Note*

10.2	Form of Conversion Notice of Note to Common Shares*

10.3 10.4 10.5 10.6 10.7 10.8 10.9 10.10 10.11 10.12 10.13 10.14 10.15 10.16 10.17 10.18 10.19 10.20
Authorization to sign leases*

Well Services Agreement -A.D.I.D. Corporation* dated June 1, 2011

Agreement with Fred Akers dated March 28, 2011*

Well Assignment Laurel County*

Well Assignment Clay County*

Well Assignment Whitley County*

Lease Assignment Laurel County*

Lease Assignment Clay County*

Lease Assignment Whitley County*

Pipeline Assignment Laurel County dated August 1, 2009*

Pipeline Assignment Clay County dated August 1, 2009*

Pipeline Assignment Whitley County dated August 1, 2009*

Convertible Note Agreement with McCrome International, Inc.

Convertible Note Agreement with Logos Resources, Inc.

Convertible Note Agreement with Sovereign One, Inc.

Agreement between A.D.I.D and Sovereign One Inc., McCrome International, Inc. and Logos Resources, Inc dated January 15, 2005

Correspondence Commonwealth of Kentucky evidencing A.D.I.D. Corporation as the  operator of 39 wells in Clay, Laurel and Whitley counties of Kentucky.

Corporate Resolution Changing Conversion Price of Convertible Notes

23.1	Consent of Patrick Rodgers, CPA, PA

23.2	Consent of Hamilton & Associates Law Group, P A (included in Exhibit 5.1)*

* Denotes documents filed as exhibits to our S-1 Registration Statement filed with the Securities and Exchange Commission on filed on May 13, 2011.

All other Exhibits called for by Rule 601 of Regulation S-1 or SK are not applicable to this filing.

UNDERTAKINGS
The undersigned registrant hereby undertakes:
1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
	ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.
The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
5.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Columbia, Kentucky on July 19, 2011.

Puissant Industries Inc.

By:	/s/ Mark Holbrook
Mark Holbrook
Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

NAME	TITLE	DATE

/s/ Mark Holbrook Mark Holbrook	Chief Executive Officer, President and Director	July 19, 2011

/s/ Marshall Holbrook Marshall Holbrook	Vice President and Director	July 19, 2011

/s/ Cora J. Holbrook Cora J. Holbrook	Chief Financial Officer,Secretary, Treasurer, and Director	July 19, 2011